                                                                  Execution Copy

================================================================================

                                  $370,000,000



                                CREDIT AGREEMENT

                                      among

                          HOME INTERIORS & GIFTS, INC.,

                                  as Borrower,


              The Several Lenders from Time to Time Parties Hereto,


                      BEAR STEARNS CORPORATE LENDING INC.,

                              as Syndication Agent,


                                       and


                              JPMORGAN CHASE BANK,

                             as Administrative Agent


                           Dated as of March 31, 2004

================================================================================


 J.P. Morgan Securities Inc., as Sole Bookrunner and J.P. Morgan Securities Inc.

               and Bear, Stearns & Co. Inc., as Co-lead Arrangers

                                TABLE OF CONTENTS

                                                                                                           Page
SECTION 1       DEFINITIONS                                                                                  1

         1.1    Defined Terms................................................................................1
         1.2    Other Definitional Provisions...............................................................23

SECTION 2       AMOUNT AND TERMS OF COMMITMENTS                                                             23

         2.1    Term Commitments............................................................................23
         2.2    Procedure for Initial Term Loan Borrowing...................................................24
         2.3    Repayment of Initial Term Loans.............................................................24
         2.4    Revolving Commitments.......................................................................25
         2.5    Procedure for Revolving Loan Borrowing......................................................25
         2.6    Swingline Commitment........................................................................26
         2.7    Procedure for Swingline Borrowing; Refunding of Swingline Loans.............................26
         2.8    Commitment Fees, etc........................................................................27
         2.9    Termination or Reduction of Revolving Commitments...........................................28
         2.10   Optional Prepayments........................................................................28
         2.11   Mandatory Prepayments and Commitment Reductions.............................................28
         2.12   Conversion and Continuation Options.........................................................29
         2.13   Limitations on Eurodollar Tranches..........................................................30
         2.14   Interest Rates and Payment Dates............................................................30
         2.15   Computation of Interest and Fees............................................................30
         2.16   Inability to Determine Interest Rate........................................................30
         2.17   Pro Rata Treatment and Payments.............................................................31
         2.18   Requirements of Law.........................................................................32
         2.19   Taxes.......................................................................................33
         2.20   Indemnity...................................................................................35
         2.21   Change of Lending Office....................................................................36
         2.22   Replacement of Lenders......................................................................36

SECTION 3       LETTERS OF CREDIT                                                                           37

         3.1    L/C Commitment..............................................................................37
         3.2    Procedure for Issuance of Letter of Credit..................................................37
         3.3    Fees and Other Charges......................................................................37
         3.4    L/C Participations..........................................................................38
         3.5    Reimbursement Obligation of the Borrower....................................................38
         3.6    Obligations Absolute........................................................................39
         3.7    Letter of Credit Payments...................................................................39
         3.8    Applications................................................................................39

SECTION 4       REPRESENTATIONS AND WARRANTIES                                                              39

         4.1    Financial Condition.........................................................................39
         4.2    No Change...................................................................................40
         4.3    Existence; Compliance with Law..............................................................40
         4.4    Power; Authorization; Enforceable Obligations...............................................40
         4.5    No Legal Bar................................................................................40
         4.6    Litigation..................................................................................40

                                                                                                           Page
         4.7    No Default..................................................................................41
         4.8    Ownership of Property; Liens................................................................41
         4.9    Intellectual Property.......................................................................41
         4.10   Taxes.......................................................................................41
         4.11   Federal Regulations.........................................................................41
         4.12   Labor Matters...............................................................................41
         4.13   ERISA.......................................................................................41
         4.14   Investment Company Act; Other Regulations...................................................42
         4.15   Subsidiaries................................................................................42
         4.16   Use of Proceeds.............................................................................42
         4.17   Environmental Matters.......................................................................42
         4.18   Accuracy of Information, etc................................................................43
         4.19   Security Documents..........................................................................43
         4.20   Solvency....................................................................................44
         4.21   Senior Indebtedness.........................................................................44
         4.22   Certain Documents...........................................................................44

SECTION 5       CONDITIONS PRECEDENT                                                                        44

         5.1    Conditions to Initial Extension of Credit...................................................44
         5.2    Conditions to Each Extension of Credit......................................................47

SECTION 6       AFFIRMATIVE COVENANTS                                                                       47

         6.1    Financial Statements........................................................................47
         6.2    Certificates; Other Information.............................................................48
         6.3    Payment of Obligations......................................................................49
         6.4    Maintenance of Existence; Compliance........................................................49
         6.5    Maintenance of Property; Insurance..........................................................49
         6.6    Inspection of Property; Books and Records; Discussions......................................49
         6.7    Notices.....................................................................................50
         6.8    Environmental Laws..........................................................................50
         6.9    Interest Rate Protection....................................................................51
         6.10   Additional Collateral, etc..................................................................51

SECTION 7       NEGATIVE COVENANTS                                                                          52

         7.1    Financial Condition Covenants...............................................................52
         7.2    Indebtedness................................................................................53
         7.3    Liens.......................................................................................54
         7.4    Fundamental Changes.........................................................................56
         7.5    Disposition of Assets.......................................................................56
         7.6    Restricted Payments.........................................................................57
         7.7    Capital Expenditures........................................................................58
         7.8    Investments.................................................................................58
         7.9    Optional Payments and Modifications of Certain Debt Instruments.............................59
         7.10   Transactions with Affiliates................................................................60
         7.11   Sales and Leasebacks........................................................................60
         7.12   Swap Agreements.............................................................................60
         7.13   Changes in Fiscal Periods...................................................................61
         7.14   Negative Pledge Clauses.....................................................................61
         7.15   Clauses Restricting Subsidiary Distributions................................................61

                                                                                                           Page

         7.16   Lines of Business...........................................................................61
         7.17   Establishment and Maintenance of Blocked Accounts...........................................61

SECTION 8       EVENTS OF DEFAULT                                                                           62

SECTION 9       THE AGENTS                                                                                  65

         9.1    Appointment.................................................................................65
         9.2    Delegation of Duties........................................................................65
         9.3    Exculpatory Provisions......................................................................65
         9.4    Reliance by Administrative Agent............................................................66
         9.5    Notice of Default...........................................................................66
         9.6    Non-Reliance on Agents and Other Lenders....................................................66
         9.7    Indemnification.............................................................................67
         9.8    Agent in Its Individual Capacity............................................................67
         9.9    Successor Administrative Agent..............................................................67
         9.10   Documentation Agent and Syndication Agent...................................................67

SECTION 10      MISCELLANEOUS                                                                               68

         10.1   Amendments and Waivers......................................................................68
         10.2   Notices.....................................................................................69
         10.3   No Waiver; Cumulative Remedies..............................................................70
         10.4   Survival of Representations and Warranties..................................................70
         10.5   Payment of Expenses and Taxes...............................................................70
         10.6   Successors and Assigns; Participations and Assignments......................................71
         10.7   Adjustments; Set-off........................................................................74
         10.8   Counterparts................................................................................75
         10.9   Severability................................................................................75
         10.10  Integration.................................................................................75
         10.11  GOVERNING LAW...............................................................................75
         10.12  Submission To Jurisdiction; Waivers.........................................................75
         10.13  Acknowledgements............................................................................76
         10.14  Releases of Guarantees and Liens............................................................76
         10.15  Confidentiality.............................................................................76
         10.16  WAIVERS OF JURY TRIAL.......................................................................77
         10.17  USA PATRIOT Act.............................................................................77

SCHEDULES:

1.1A     Commitments
1.1B     Existing Letters of Credit
1.1C     Mortgaged Property
4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
4.19(a)  UCC Filing Jurisdictions
4.19(b)  Mortgage Filing Jurisdictions
7.2(e)   Existing Indebtedness
7.3(f)   Existing Liens
7.8      Existing Investments

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Mortgage
E        Form of Assignment and Assumption
F-1      Form of Legal Opinion of Weil, Gotshal & Manges LLP
F-2      Form of Legal Opinion of ________________
F-3      Form of Legal Opinion of ________________
H        Form of Exemption Certificate
I        Form of Solvency Certificate
L        Form of Indenture Compliance Certificate
M-1      Form of Incremental Term Facility Activation Notice
M-2      Form of New Lender Supplement
N        Form of Blocked Account Control Agreement

                  CREDIT AGREEMENT (this "Agreement"), dated as of March 31, 2004, among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent.

                  The parties hereto hereby agree as follows:

                             SECTION 1 DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by JPMorgan Chase Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acquisition": any acquisition or series of related acquisitions of all or a majority of the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division or business line of any Person (including any acquisition carried out by means of a merger, consolidation or similar transaction).

                  "Adjustment Date": as defined in the definition of "Pricing Grid".

                  "Administrative Agent": JPMorgan Chase Bank, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, no Lender shall be deemed to be an Affiliate of the Borrower solely by virtue of being a Lender.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": as defined in the preamble hereto.

                  "Applicable Earnings": the same meaning as it has for purposes of Section 956 of the Code.

                  "Applicable Margin": (a) for each Type of Loan (other than Incremental Term Loans), the rate per annum set forth under the relevant column heading below:

                                                       ABR Loans                          Eurodollar Loans
          Revolving Loans and
            Swingline Loans                               2.25%                                  3.25%
          Initial Term Loans                              3.25%                                  4.25%


and (b) for Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Facility Activation Notice; provided, that (i) on and after the first Adjustment Date occurring after the receipt of the financial statements for the fiscal year ending December 31, 2004, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid and (ii) if the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Incremental Term Loans) relating to the Incremental Term Loans exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Initial Term Loans) relating to the Initial Term Loans by more than 0.50% per annum, the Applicable Rate relating to the Initial Term Loans shall be adjusted to be equal to the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Incremental Term Loans) relating to the Incremental Term Loans minus 0.50% per annum.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Approved Fund": as defined in Section 10.6(b).

                  "Asset Sale": any Disposition of assets or series of related Dispositions of assets by a Loan Party pursuant to Section 7.5(d).

                  "Assignee": as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Benefitted Lender": as defined in Section 10.7(a).

                  "Blocked Account": a bank or trust account subject to a Blocked Account Control Agreement.

                  "Blocked Account Control Agreement": each Blocked Account Control Agreement, substantially in the form of Exhibit N, with such changes or additions to such form or in such other form as shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld), among any Loan Party, a Depositary Bank and the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures incurred by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided, however, that Capital Expenditures shall not include (a) any expenditures by any Group Member in connection with a Permitted Acquisition or capital assets acquired in connection with a Permitted Acquisition or (b) any expenditures made with the proceeds of condemnation or eminent domain proceedings affecting real property or with property loss or casualty insurance proceeds.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest substantially all of their assets in assets satisfying the requirements of clauses (a) through
(f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "CD Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "CD Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is March 31, 2004.

                  "Code": the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the receipt of the financial statements for the fiscal year ending December 31, 2004, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated March 2004 and furnished to certain Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Group Members at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Group Members at such date, but excluding (a) the current portion of any Funded Debt of any Group Member and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": as of any date for the applicable period ending on such date with respect to the Group Members on a consolidated basis, the sum of (a) Consolidated Net Income prior to the application of SAB 101 adjustments and prior to extraordinary and discontinued losses, plus (b) the aggregate amount which has been deducted in the determination of Consolidated Net Income for such period on account of (without duplication):

                  (i) Consolidated Interest Expense,

                  (ii) income, franchise and similar taxes (net of tax refunds),

                  (iii) depreciation and amortization expense,

                  (iv) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of any Group Member pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

                  (v) cash expenses, fees and non-cash charges incurred in connection with the Transaction or, to the extent permitted hereunder, any Investment, equity issuance or debt issuance, including the future refinancing or exchange of the Existing Notes and other exchanges or refinancings (in each case, whether or not consummated),

                  (vi) any losses realized upon the impairment or disposition of property (including intangible property) outside of the ordinary course of business,

                  (vii) to the extent covered by insurance, expenses with respect to liability or casualty events, business interruption or product recalls,

                  (viii) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or any Investment permitted hereunder,

                  (ix) non-cash losses from joint ventures and non-cash minority interest reductions,

                  (x) reorganization related expenses (regardless of the line items on which such expenses are reported in the Borrower's financial statements) and non-recurring cash charges not to exceed $7,400,000 in the 2003 fiscal year, $7,000,000 in the 2004 fiscal year and $3,500,000 in each fiscal year thereafter,

                  (xi) customer appreciation sales related expenses not to exceed $5,000,000 for the fiscal quarter ending September 30, 2003,

                  (xii) management fees permitted to be paid pursuant to the Consulting Agreements,

                  (xiii) write-offs or impairment of goodwill and fixed assets , and

                  (xiv) Sponsor Equity Cure Amounts, minus

                  (c) the aggregate amount of (to the extent, in the case of any amounts referred to in clauses (ii) and (iii), added in the determination of Consolidated Net Income):

                  (i) cash payments made with respect to non-cash charges added back in determining Consolidated EBITDA in any prior period which would otherwise be excluded in determining Consolidated EBITDA,

                  (ii) non-cash gains from joint ventures and non-cash minority interest increases, and

                  (iii) any gains realized upon the disposition of property outside of the ordinary course of business, plus/minus

                  (d) unrealized losses/gains in respect of Swap Agreements, all as determined in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense, net of interest income (including that attributable to Capital Lease Obligations) of the Group Members for such period with respect to all outstanding Indebtedness of the Group Members (including all commissions, discounts and other fees and charges owed with respect to letters of credit).

                  "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

                  "Consolidated Senior Debt": all amounts constituting Consolidated Total Debt unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that the obligations constituting such Consolidated Total Debt are subordinated in right of payment to the Loans.

                  "Consolidated Senior Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all amounts constituting "Indebtedness" under clauses (a),
(b), (c), (d) and (e) of the definition thereof of the Group Members at such date, determined on a consolidated basis in accordance with GAAP, less the amount in excess of $10,000,000 of cash or Cash Equivalents (set forth on the consolidated balance sheet of the Group Members at such date), provided however that such amount shall not exceed $10,000,000.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Consulting Agreements": collectively, (a) the Financial Advisory Agreement, dated as of June 4, 1998, as amended on March 30, 2001, among the Borrower, certain of its Subsidiaries and Hicks, Muse & Co. Partners, L.P. and (b) the Monitoring and Oversight Agreement, dated as of June 4, 1998, as amended on March 30, 2001, among the Borrower, each Guarantor and Hicks, Muse & Co. Partners, L.P.

                  "Continuing Directors": the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of the Borrower.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, which after the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender": as defined in Section 2.22.

                  "Depositary Bank": each bank party to a Blocked Account Control Agreement as the "Depositary Bank" thereunder and as defined therein.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Documentation Agent":  as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "ECF Percentage": 50%; provided, that, with respect to each fiscal year of the Borrower ending on or after December 31, 2005, the ECF Percentage shall be reduced to 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.25 to 1.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health and safety as it relates to environmental protection, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                -------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": with respect to any fiscal year of the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) an aggregate amount equal to (without duplication, including without duplication to the extent the same have been deducted in determining Consolidated Net Income or Consolidated EBIDTA):

                           (i) Capital Expenditures (excluding, however, the
                  portion of such Capital Expenditures, if any, financed by purchase money debt (other than the Loans) or Capital Lease Obligations),

                           (ii) cash Consolidated Interest Expense,

                           (iii) any taxes paid or payable in cash, including
                  cash payments for Federal, State and other income tax liabilities incurred prior to the Closing Date

                           (iv) consolidated scheduled payments of long-term
                  Indebtedness (including payments in respect of Capital Lease Obligations),

                           (v) Restricted Payments permitted hereunder,

                           (vi) (i) any voluntary prepayments of Term Loans,
                  (ii) any permanent voluntary reductions of Revolving Commitments to the extent that an equal amount of

                  Revolving Loans was simultaneously repaid and (iii) any voluntary prepayment permitted hereunder of Funded Debt to the extent not financed by other Funded Debt,

                           (vii) to the extent added in determining Consolidated
                  Net Income, proceeds received by any Group Member from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses,

                           (viii) cash payments made in satisfaction of
                  non-current liabilities,

                           (ix) cash expenses incurred in connection with the
                  Transaction or, to the extent permitted hereunder, any Investment, equity issuance or debt issuance, including the future refinancing or exchange of the Existing Notes and other exchanges or refinancings (whether or not consummated),

                           (x) to the extent added in determining Consolidated
                  Net Income, cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with an Acquisition permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date),

                           (xi) cash expenditures to consummate an Acquisition
                  permitted hereunder (excluding, however, the portion of such Acquisitions, if any, financed by Funded Debt),

                           (xii) all extraordinary charges to the extent
                  included in determining Consolidated EBITDA,

                           (xiii) non-recurring charges to the extent included
                  in determining Consolidated EBITDA,

                           (xv) management fees permitted to be paid pursuant to
                  the Consulting Agreements,

                           (xiv) to the extent added to Consolidated Net Income
                  in determining Consolidated EBITDA, losses from discontinued operations for such period, and

                           (xv) to the extent added to Consolidated Net Income
                  in determining Consolidated EBITDA, Sponsor Equity Cure Amounts, plus/minus

                  (c) changes in Consolidated Working Capital.

                  "Excess Cash Flow Application Date": as defined in Section 2.11(c).

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to any Group Member or any of its Affiliates (such determination to be made by assuming that such Subsidiary has Applicable Earnings).

                  "Existing Credit Agreement": the Amended and Restated Credit Agreement dated as of June 30, 2001, among the Borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank as syndication agent and Societe Generale and Citicorp USA, Inc., as co-agents, as amended or supplemented.

                  "Existing Letter of Credit": each letter of credit previously issued for the account of the Borrower or any of its Subsidiaries that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.1B.

                  "Existing Note Indenture": the Indenture dated as of June 4, 1998, as amended and supplemented to the Closing Date, among the Borrower, certain of its Subsidiaries and United States Trust Company of New York, as trustee, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith.

                  "Existing Notes": the 10 1/8% Senior Subordinated Notes due 2008 issued by the Borrower pursuant to the Existing Note Indenture.

                  "Facility": each of (a) the Initial Term Commitments and the Initial Term Loans made thereunder (the "Initial Term Facility"), (b) the Incremental Term Loans (the "Incremental Term Facility") and (c) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

                  "Fee Payment Date": (a) the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to the Borrower and its Subsidiaries.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "Incremental Term Facility": as defined in the definition of "Facility".

                  "Incremental Term Facility Activation Notice": a notice substantially in the form of Exhibit M-1.

                  "Incremental Term Lenders": each Lender that holds an Incremental Term Loan.

                  "Incremental Term Loans": any Loan made pursuant to Section 2.1(b).

                  "Incremental Term Maturity Date": with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Facility Activation Notice, the maturity date specified in such Incremental Term Facility Activation Notice, which date shall be a date at least six months after March 31, 2011.

                  "Incremental Term Percentage": as to any Incremental Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Incremental Term Loans then outstanding constitutes of the aggregate principal amount of the Incremental Term Loans then outstanding.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than accrued expenses and trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,
(g) the liquidation value of all preferred Capital Stock of such Person which is mandatorily redeemable prior to the maturity date of the Term Loans, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that if such Person has not assumed or otherwise become liable for such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), and (j) for the purposes of Section 8(e) only, all net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Initial Public Offering": an underwritten public offering by the Borrower of Capital Stock of the Borrower pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

                  "Initial Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $320,000,000.

                  "Initial Term Facility": as defined in the definition of "Facility".

                  "Initial Term Lenders": each Lender that has an Initial Term Commitment or that holds an Initial Term Loan.

                  "Initial Term Loans": as defined in Section 2.1(a).

                  "Initial Term Percentage": as to any Initial Term Lender at any time, the percentage which such Lender's Initial Term Commitment then constitutes of the aggregate Initial Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Initial Term Loans then outstanding constitutes of the aggregate principal amount of the Initial Term Loans then outstanding).

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, if available to all Lenders under the relevant Facility, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 noon. New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Initial Term Loans or the Incremental Term Loans, as the case may be; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": JPMorgan Chase Bank or any affiliate thereof, in its capacity as issuer of any Letter of Credit, and, solely with respect to an Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Person that issued such Existing Letter of Credit.

                  "L/C Commitment": $20,000,000.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Notes, any Blocked Account Control Agreement and any amendment, waiver, supplement or other modification to any of the foregoing.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments). Defaulting Lenders shall not be included in the calculation of Majority Facility Lenders.

                  "Material Acquisition": any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Group Members taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Disposition": any Disposition of a Subsidiary of the Borrower or a line of business or division of any Group Member that yields Net Cash Proceeds in excess of $10,000,000.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1C, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event for which the gross consideration exceeds $1,000,000, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) (including a reasonable reserve for liabilities retained by the Borrower or such Subsidiary in connection with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Lender Supplement": a supplement substantially in the form of Exhibit M-2.

                  "Non-Excluded Taxes": as defined in Section 2.19(a).

                  "Non-U.S. Lender": as defined in Section 2.19(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": (i) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise, and (ii) if the Borrower so elects, any Specified Cash Management Obligation (as defined in the Guarantee and Collateral Agreement).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(c).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": an acquisition permitted by Section 7.8(f).

                  "Permitted Investors": the collective reference to the Sponsor, its Control Investment Affiliates and the management of the Borrower and its Subsidiaries.

                  "Permitted Sale-Leaseback": a sale-leaseback transaction permitted by Section 7.11 (other than any sale-leaseback transaction permitted by the proviso therein).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock": the 12.5% Senior Convertible Preferred Stock, par value $0.01 per share, of the Borrower.

                  "Pricing Grid":  the table set forth below.

 Consolidated Leverage             Applicable Margin for      Applicable Margin for
          Ratio                      Eurodollar Loans               ABR Loans              Commitment Fee Rate
 ---------------------             ---------------------      ---------------------        -------------------
 Greater than or equal to                 3.25%                        2.25%                       0.5%
 4.00 to 1.00

 Greater than or equal to                 3.00%                        2.00%                       0.5%
 3.50 to 1.00 but less than
 4.00 to 1.00

 Greater than or equal to                 2.75%                        1.75%                       0.5%
 3.00 to 1.00 but less than
 3.50 to 1.00

 Less than 3.00 to 1.00                   2.50%                        1.50%                       0.5%

                  For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Pro Forma Basis": for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") in any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period any Group Member shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period as if such Material Disposition occurred on the first day of the Reference Period or (ii) if during such Reference Period any Group Member shall have made any Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

                  "Projections": as defined in Section 6.2(c).

                  "Properties": as defined in Section 4.17(a).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

                  "Refinancing Securities": unsecured senior subordinated securities of the Borrower subordinated in right of payment to the Loans pursuant to subordination provisions customary for issuances of high-yield unsecured senior subordinated securities.

                  "Refinancing Securities Indenture": the Indenture entered into by the Borrower in connection with the issuance of the Refinancing Securities, together with all instruments and other agreements entered into by the Borrower or its Subsidiaries in connection therewith.

                  "Refunded Swingline Loans": as defined in Section 2.7.

                  "Register": as defined in Section 10.6(b)(iv).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, an amount equal to the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) (x) the date occurring 360 days after such Reinvestment Event or (y) if the Borrower is legally committed by such date to expend any part of the Reinvestment Deferred Amount arising from such Reinvestment Event to acquire or repair assets useful in its business within 540 days after such Reinvestment Event, the date occurring 540 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. Defaulting Lenders shall not be included in the calculation of Required Lenders.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer, controller, vice president or secretary of the Borrower, but in any event, with respect to financial matters, the chief financial officer or controller of the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $50,000,000.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 2.4(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

                  "Revolving Termination Date": March 31, 2009; provided that in the event that the Existing Notes have not been refinanced in whole prior to December 1, 2007 with proceeds from either (i) the issuance of Refinancing Securities having a maturity of at least six months after March 31, 2009, (ii) Incremental Term Loans or (iii) an Initial Public Offering (so long as the Consolidated Senior Leverage Ratio, determined after giving pro forma effect to such Initial Public Offering and the use of the proceeds thereof, shall be 2.75 to 1.00 or lower), the Revolving Termination Date shall be December 1, 2007.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative

Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": at any time, the reference to either the Existing Note Indenture or the Refinancing Securities Indenture, whichever is in effect at such time.

                  "Senior Subordinated Notes": at any time, the reference to either the Existing Notes or the Refinancing Securities, whichever are outstanding at such time.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person reasonably believes it will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in the Senior Subordinated Note Indenture.

                  "Specified Swap Agreement": any Swap Agreement entered into by the Borrower and any Lender or affiliate thereof in respect of interest rates.

                  "Sponsor": Hicks, Muse, Tate & Furst Incorporated.

                  "Sponsor Equity Cure Amount": the amount of any cash equity contribution by the Sponsor, any of its Control Investment Affiliates or any other shareholder of the Borrower made to the Borrower (including through the purchase of Capital Stock of the Borrower) identified as such in a written notice by the Sponsor to the Administrative Agent, provided that any such equity contribution shall not exceed the amount that at the time of such contribution is necessary to cause the Borrower to be in compliance with Section 7.1(a) and
(b) as at the end of the period specified in such notice (it being understood that such contribution may be made at any time during such period or thereafter until a compliance certificate for such period is required to be delivered in accordance with the terms of this Agreement). There may be no more than one such equity contribution in respect of any fiscal year.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

                  "Swingline Lender": JPMorgan Chase Bank, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 2.6.

                  "Swingline Participation Amount":  as defined in Section 2.7.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Term Facility": each of the Initial Term Facility and the Incremental Term Facility.

                  "Term Lenders": the collective reference to the Initial Term Lenders and the Incremental Term Lenders.

                  "Term Loans": the collective reference to the Initial Term Loans and the Incremental Term Loans.

                  "Termination Date": the date upon which all of the Commitments of the Lenders hereunder have terminated or expired and the Loans, the Reimbursement Obligations and the Letters of Credit and the interest thereon which has accrued have been paid or satisfied or otherwise provided for in a manner satisfactory to the Administrative Agent and (as appropriate) the Issuing Lender in full.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Transaction": collectively, (i) the refinancing of outstanding indebtedness under the Borrower's Existing Credit Agreement, (ii) the redemption of all of the outstanding shares of the Preferred Stock and (iii) the payment of related fees and expenses.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "U.S. Lender": as defined in Section 2.19(d).

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares, local residents or other holders, in each case, required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2 AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. (a) Subject to the terms and conditions hereof, each Initial Term Lender severally agrees to make a term loan (an "Initial Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Initial Term Commitment of such Lender. The Initial Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

                  (b) So long as (i) no Event of Default shall be in existence and (ii) the Consolidated Senior Leverage Ratio for the fiscal quarter most recently ended, determined after giving pro forma effect to the making of the Incremental Term Loans and the use of the proceeds thereof, shall be 2.75 to
1.00 or lower, the Borrower and any one or more Lenders agree that such Lenders (or any other additional bank, financial institution or other entity which becomes a Lender pursuant to this Section 2.1(b)) shall make

Incremental Term Loans by executing and delivering to the Administrative Agent an Incremental Term Facility Activation Notice specifying (i) the amount of such Incremental Term Loans (which shall equal at least $50,000,000, in the aggregate unless otherwise agreed upon by the Administrative Agent), (ii) the applicable Incremental Term Maturity Date, (iii) the amortization schedule for such Incremental Term Loans, (iv) the Applicable Margin for such Incremental Term Loans and (v) the proposed original issue discount applicable to such Incremental Term Loans, if any. Notwithstanding the foregoing, without the consent of the Required Lenders, the aggregate amount of borrowings of Incremental Term Loans shall not exceed $150,000,000. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with the making of any Incremental Term Loan shall execute a New Lender Supplement and the Administrative Agent shall record such bank, financial institution or other entity as a Lender in the Register, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  2.2 Procedure for Initial Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Initial Term Lenders make the Initial Term Loans on the Closing Date and specifying the amount to be borrowed. The Initial Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Initial Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Initial Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Initial Term Lenders in immediately available funds.

                  2.3 Repayment of Initial Term Loans. (a) The Initial Term Loan of each Initial Term Lender shall mature in 28 consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Initial Term Percentage multiplied by the amount set forth below opposite such installment (as such amounts may be reduced from time to time in accordance with Sections 2.10 and 2.11):

                        Installment                                               Principal Amount
                    -------------------                                           ----------------
                    June 30, 2004                                                     $2,500,000
                    September 30, 2004                                                $2,500,000
                    December 31, 2004                                                 $2,500,000
                    March 31, 2005                                                    $2,500,000
                    June 30, 2005                                                     $3,750,000
                    September 30, 2005                                                $3,750,000
                    December 31, 2005                                                 $3,750,000
                    March 31, 2006                                                    $3,750,000
                    June 30, 2006                                                     $3,750,000
                    September 30, 2006                                                $3,750,000
                    December 31, 2006                                                 $3,750,000
                    March 31, 2007                                                    $3,750,000
                    June 30, 2007                                                     $5,000,000
                    September 30, 2007                                                $5,000,000
                    December 31, 2007                                                 $5,000,000

                        Installment                                               Principal Amount
                    -------------------                                           ----------------
                    March 31, 2008                                                    $5,000,000
                    June 30, 2008                                                     $5,000,000
                    September 30, 2008                                                $5,000,000
                    December 31, 2008                                                 $5,000,000
                    March 31, 2009                                                    $5,000,000
                    June 30, 2009                                                    $10,000,000
                    September 30, 2009                                               $10,000,000
                    December 31, 2009                                                $20,000,000
                    March 31, 2010                                                   $40,000,000
                    June 30, 2010                                                    $40,000,000
                    September 30, 2010                                               $40,000,000
                    December 31, 2010                                                $40,000,000
                    March 31, 2011                                                   $40,000,000


provided that in the event that the Existing Notes have not been refinanced in whole prior to December 1, 2007 with proceeds from (i) the issuance of Refinancing Securities with a maturity of no earlier than six months after March 31, 2011, (ii) Incremental Term Loans or (iii) an Initial Public Offering (so long as the Consolidated Senior Leverage Ratio, determined after giving pro forma effect to such Initial Public Offering and the use of the proceeds thereof, shall be 2.75 to 1.00 or lower), all then outstanding Initial Term Loans shall become due on December 1, 2007.

                  (b) The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Facility Activation Notice, provided, that the weighted average life of each Incremental Term Loan shall be longer than the weighted average life of the Initial Term Loans by at least six months.

                  2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any

Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                  2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swingline loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                  (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

                  2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $250,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender, upon reasonable notice to the Borrower, to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

                  2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments without premium or penalty; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided that the Borrower may rescind or postpone any such notice of termination of the Revolving Commitments if such termination would have resulted from a refinancing of all the Loans and such refinancing shall not be consummated or otherwise shall be delayed. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  2.10 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20; provided, further that if Initial Term Loans are prepaid pursuant to this Section 2.10 or Section 2.11(a) (in respect of prepayments relating to Net Cash Proceeds from Indebtedness of a type referred to in clauses (i) and (ii) below) on or prior to the first anniversary of the Closing Date with amounts equal to proceeds from either (i) any public debt issuance or (ii) any loan with a lower interest rate than the rate applicable to the Initial Term Loans, such prepayment shall be accompanied by a premium in an amount equal to 1% of the principal amount of such prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid; provided that the Borrower may rescind or postpone any such notice of prepayment if such prepayment would have resulted from a refinancing of all the Loans and such refinancing shall not be consummated or otherwise shall be delayed. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Prepayments of the Term Loans made pursuant to this Section
2.10 shall be applied in accordance with Section 2.17.

                  2.11 Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the Revolving Loans as set forth in Section 2.11(d).

                  (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale, Recovery Event or Permitted Sale-Leaseback then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to such Net Cash Proceeds (or in the case of a Permitted Sale-Leaseback the portion of such Net Cash Proceeds referred to in Section 7.11) shall be applied on such date toward the prepayment of the Term Loans and the Revolving Loans as set forth in Section 2.11(d);

provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in the aggregate and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d).

                  (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 2.17(b) and, second, to the prepayment of any outstanding Revolving Loans (without reducing the Revolving Commitments). The application of any prepayment pursuant to this Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice which may be given by telephone and confirmed in writing, of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice which may be given by telephone and confirmed in writing, of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 10 Eurodollar Tranches shall be outstanding at any one time.

                  2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14.

                  2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified, absent manifest error, by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof confirmed in writing to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted delivery of the notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder and each payment by the Borrower on account of any commitment fee shall be made pro rata according to the respective Initial Term Percentages, Incremental Term Loan Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans under each Term Facility shall be applied first to the installments under such Term Facility scheduled during the twelve-month period following such prepayment and second to the remaining installments under such Term Facility, in each case, ratably in accordance with the number of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. If any date for performance of any non-monetary obligation of the Borrower or any Subsidiary would occur on a day other than a Business Day, such date for performance shall be extended to the next succeeding Business Day.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against such Lender.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income or gross receipts or franchise taxes (imposed in lieu of net income taxes) of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon receipt of the certificate referred to in the next sentence, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a).

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender pursuant to this Section 2.18(b), the Borrower shall pay, on an after-tax basis, to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Taxes. (a) Except as provided in this Section 2.19, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, taxes on overall gross receipts and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent, any Lender or any Issuing Lender as a result of a present or former connection between such Agent, such Lender or such Issuing Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent, such Lender or such Issuing Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent, any Lender or any Issuing Lender hereunder, the amounts so payable to such Agent, such Lender or such Issuing Lender shall be increased to the extent necessary to yield to such Agent, such Lender or such Issuing Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Agent, any Lender or any Issuing Lender with respect to any Non-Excluded Taxes
(i) that are attributable to such Agent's, such Lender's or such Issuing Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed at the time such Agent, such Lender or such Issuing Lender becomes a party to this Agreement on amounts payable to such Agent, such Lender or such Issuing Lender under this Agreement or any other Loan Document, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) (i) Each Lender (or Transferee), each Agent and each Issuing Lender that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (each a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender entitled to an exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and promptly upon request by the Borrower or the Administrative Agent. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form, statement or certificate to the Borrower or the Administrative Agent (or any other form, statement or form of certification adopted by the U.S. taxing authorities for such purpose) (or in the case of any Participant, such Participant shall promptly notify the Lender from which the related participation shall have been purchased). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form after the date it becomes a party hereto pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (ii) Each Lender (or Transferee), each Agent and each Issuing Lender that is a "U.S. Person" as defined in Section 7701(a)(30) of the Code (each, a "U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying that such U.S. Lender is entitled to a complete exemption from United States backup withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender and promptly upon the request by the Borrower or the Administrative Agent. Each U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form, statement or certificate to the Borrower or the Administrative Agent (or any other form, statement or form of certification adopted by the U..S. taxing authorities for such purpose) (or, in the case of any Participant, such Participant shall promptly notify the Lender from which the related participation shall have been purchased). Solely for purposes of this Section 2.19(d), a U.S. Lender shall not include a Lender (or Transferee), an Agent or an Issuing Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

                  (e) A Lender or Agent or Issuing Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender, such Agent or such Issuing Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's, such Agent's or such Issuing Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender, such Agent or such Issuing Lender.

                  (f) If any Agent or any Lender or any Issuing Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender or such Issuing Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender or such Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such refund) to such Agent or such Lender or such Issuing Lender in the event such Agent or such Lender or such Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than loss of Applicable Margin) that such Lender may sustain or incur as a consequence of
(a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Any Lender seeking compensation pursuant to this Section 2.20 shall promptly provide the Borrower with a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.20. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, or taking such other measures as such Lender may deem reasonable, in each case, with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

                  2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a), (b) defaults in its obligation to make Loans hereunder each such Lender (a "Defaulting Lender"), or (c) is a Non-Consenting Lender (as defined below),with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under
Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent,
(vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the registration and processing fee referred to therein shall not apply to transfers made as a result of this Section 2.22), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, to be paid to such Lender and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. For purposes of this Section 2.22, the term "Non-Consenting Lender" means in the event that in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.1 for which the consent of all Lenders (or each Lender affected thereby is required) and the consent of the Required Lenders shall have been obtained, any Lender who does not agree to such consent, waiver or amendment.

                          SECTION 3 LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Each Existing Letter of Credit is deemed to be a letter of credit issued hereunder for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (together with the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit
(i) shall be denominated in Dollars, (ii) shall be either (A) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and (iii) shall expire no later than the earlier of (x) the first anniversary of its date of issuance in the case of any Standby Letter of Credit, or 180 days after its date of issuance in the case of any Commercial Letter of Credit and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the daily average undrawn amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing

Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day immediately following the day that the Borrower receives notice of such draft, if such notice is received on a Business Day prior to 12:00 noon, New York City time, or (ii) if clause (i) above does not apply, the second Business Day following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c).

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable to the Borrower for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4 REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such date, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of December 31, 2003, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required by GAAP to be disclosed in the financial statements referred to in the preceding sentence and that are not reflected in such financial statements. During the period from December 31, 2003 to and including the date hereof there has been no Material Disposition.

                  4.2 No Change. Since December 31, 2003, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, partnership or limited liability company power and authority, as the case may be, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law; except in the case of each of (c) and (d) to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate, partnership or limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) such consents, authorizations and filings, the failure to obtain or perform which could not be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 Litigation. No litigation, investigation known to the Borrower or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. No Group Member is in default under or with respect to any of its material Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for those where the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the knowledge of the Borrower, the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any manner which could reasonably be expected to have a Material Adverse Effect.

                  4.10 Taxes. Each Group Member has filed or caused to be filed all Federal tax returns, state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or the failure of which to file or pay could not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity reasonably expects to incur any material liability with respect to a complete or partial withdrawal from any Multiemployer Plan. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. As of the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary, except as created by the Loan Documents.

                  4.16 Use of Proceeds. The proceeds of the Initial Term Loans shall be used to finance a portion of the Transaction and to pay related fees and expenses. The proceeds of the Incremental Term Loans shall be used to refinance the Existing Notes and to pay related fees and expenses or otherwise used for general corporate purposes of the Borrower and its Subsidiaries or other purposes permitted hereunder. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used to finance a portion of the Transaction not in excess of $5,000,000 and the working capital needs and general corporate purposes of the Borrower and its Subsidiaries, including transactions permitted hereunder.

                  4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation by the applicable Group Member of, or could give rise to liability to any Group Member under, any applicable Environmental Law;

                  (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the Business; and

                  (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

                  4.18 Accuracy of Information, etc. No written statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party (other than projections and pro forma financial information) to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement for which perfection of such security interest may be perfected by filing a UCC-1 financing statement or a filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person subject to liens permitted by Section 7.3. Schedule 1.1C lists, as of the Closing Date, each parcel of owned real property located in the United States and held by any Loan Party that has a value, in the reasonable opinion of the Borrower, in excess of $500,000.

                  4.20 Solvency. Each Loan Party is, and after giving effect to the Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Guarantor under and as defined in the Senior Subordinated Note Indenture.

                  4.22 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Subordinated Note Indenture, including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 5 CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on
Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein) which is a Subsidiary of the Borrower, if any, that is not a Loan Party.

                  In the event that any one or more Persons listed on Schedule 1.1A have not executed and delivered this Agreement on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing Person"), the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the Non-Executing Persons (subject to each such Designated Lender's consent and its execution and delivery of this Agreement). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

                  (b) Transaction, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i) The Borrower shall have redeemed or repurchased
                  all of its outstanding Preferred Stock, for consideration (including any accrued and unpaid dividend and premium thereon) not in excess of $139,000,000;

                           (ii) the Administrative Agent shall have received
                  reasonably satisfactory evidence that the fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not exceed $11,000,000; and

                           (iii) (i) The Administrative Agent shall have
                  received reasonably satisfactory evidence that the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full other than the Borrower's contingent reimbursement obligations in respect of the Existing Letters of Credit) and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

                  (c) Financial Statements. The Lenders shall have received reasonably audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the 2003 fiscal year and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (d) Projections. To the extent that the Borrower has delivered additional projections or changes to the projections included in the Confidential Information Memorandum, such additional projections or changes shall not reflect material and adverse changes from the projections included in the Confidential Information Memorandum.

                  (e) Approvals. All governmental and material third party approvals necessary in connection with the Transaction, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                  (g) Environmental Information. The Administrative Agent shall have received reasonably satisfactory environmental information and materials with respect to the material real properties of the Group Members specified by the Administrative Agent.

                  (h) Fees. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (i) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                  (j) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Weil, Gotshal & Manges LLP,
                  counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of local counsel in each of
                  Texas and Nebraska substantially in the forms of Exhibit F-2 and F-3.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (k) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates (if any) representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (l) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (m) Mortgages, etc. (i)The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances other than Liens permitted under Section 7.3 or, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably (as to cost and coverage) request and (G) underwritten by Stewart Title General Company. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that
(1) covers any parcel of improved owned real property that is encumbered by any Mortgage for which flood insurance is required to be carried by Federal law, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such

Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not earlier than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (n) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit I.

                  (o) Indenture Compliance Certificate. The Administrative Agent shall have received a compliance certificate from the chief financial officer of the Borrower with respect to the Existing Note Indenture substantially in the form of Exhibit L.

                  (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.5 of this Agreement.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6 AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, until the Termination Date, it shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available after the end of each fiscal quarter of the Borrower, a flash report including the number of orders shipped, the fulfillment rate, the number of active displayers, the average order size, and the number of orders per displayer for such fiscal quarter, all in form and substance reasonably satisfactory to the Administrative Agent.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default in respect of Sections 7.1 and 7.7, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1 (a) and (b), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

                  (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Group Members, as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income, in each case with reasonable details), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that as of the date of the delivery of such Projections such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each of the first three fiscal quarters of the Borrower and within 90 days after the end of each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Group Members for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year (it being agreed that the furnishing, promptly following the timely filing thereof, of the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, for the period ending at the end of such fiscal quarter, as filed with the Securities and Exchange Commission, will satisfy the Borrower's obligation under this paragraph; provided, that such reports shall include a reconciliation of Consolidated EBITDA to income before income taxes in accordance with the Borrower's GAAP financial statements (including an adjustment for the effect of adoption of SAB 101 on the Borrower's operating results));

                  (e) within five Business Days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC, except, in each case, such reports or statements which are substantially similar to those delivered to the Administrative Agent under this Agreement; and

                  (f) promptly, such additional financial and other information as any Lender (acting through the Administrative Agent) may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such charge or claim need be paid (a) except in the case of Federal taxes and other obligations the non-payment of which may give rise to a Federal lien, unless the failure to pay the same could reasonably be expected to have a Material Adverse Effect or (b) if it is being contested in good faith by appropriate proceedings so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence except in a transaction permitted by Section 7.4 or 7.5 and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance maintained by a Loan Party shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired upon reasonable advance notice and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants (to the extent requested by the Borrower or such accountants, in the presence of officers of the Borrower).

                  6.7 Notices. Promptly give notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if there is a reasonable possibility of an adverse determination, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member
(i) in which the amount involved is $10,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                  6.8 Environmental Laws. Except, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect:

                  (a) Comply with, and use commercially reasonably efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 60 days after the Closing Date, enter into, and thereafter maintain, Swap Agreements to the extent necessary to provide that at least $100,000,000 of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Swap Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c), (d) or (e) below and (y) any property subject to a Lien permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)) within 60 days following such acquisition, (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title insurance covering such real property in an amount at least equal to the purchase price of such real property meeting the requirements of Section 5.1(m)(ii) and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent a legal opinion from local counsel substantially similar to the legal opinions delivered by local counsel on the Closing Date, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), within 30 days following such creation or acquisition (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, within 30 days following such creation or acquisition (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) Notwithstanding the foregoing, the Administrative Agent shall not take a security interest (or perfect a security interest) in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

                          SECTION 7 NEGATIVE COVENANTS

                  The Borrower hereby agrees that, until the Termination Date, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                            Consolidated
                                 Fiscal Quarter                            Leverage Ratio
                               ------------------                        ------------------
                                 June 30, 2004                              5.75 to 1.00
                               September 30, 2004                           5.50 to 1.00
                               December 31, 2004                            5.25 to 1.00
                                 March 31, 2005                             5.25 to 1.00
                                 June 30, 2005                              5.25 to 1.00
                               September 30, 2005                           5.00 to 1.00
                               December 31, 2005                            4.75 to 1.00
                                 March 31, 2006                             4.75 to 1.00
                                 June 30, 2006                              4.75 to 1.00
                               September 30, 2006                           4.50 to 1.00
                               December 31, 2006                            4.25 to 1.00
                                 March 31, 2007                             4.25 to 1.00
                                 June 30, 2007                              4.25 to 1.00
                               September 30, 2007                           4.25 to 1.00
                               December 31, 2007                            3.75 to 1.00
                                 March 31, 2008                             3.75 to 1.00

                                                                            Consolidated
                                 Fiscal Quarter                            Leverage Ratio
                               ------------------                        ------------------
                                 June 30, 2008                              3.75 to 1.00
                               September 30, 2008                           3.75 to 1.00
                               December 31, 2008                            3.50 to 1.00
                                 March 31, 2009                             3.50 to 1.00
                                 June 30, 2009                              3.50 to 1.00
                               September 30, 2009                           3.50 to 1.00
                   December 31, 2009 and every fiscal quarter               3.25 to 1.00
                                   thereafter



With respect to any period during which a Material Acquisition or a Material Disposition has occurred, for purposes of determining compliance with the financial covenant set forth above, Consolidated EBITDA shall be calculated with respect to such period on a Pro Forma Basis giving effect to such Material Acquisition or Material Disposition.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                       Consolidated Interest
                                     Period                               Coverage Ratio
                      ------------------------------------             ---------------------
                         June 30, 2004 - June 30, 2005                      2.50 to 1.0
                       July 1, 2005 - September 30, 2007                    2.75 to 1.0
                      October 1, 2007 - September 30, 2008                  3.25 to 1.0
                            Every quarter thereafter                        3.50 to 1.0


                  7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of (i) any Loan Party owing to any other Loan Party, (ii) of any Loan Party owing to any Group Member which is not a Loan Party, (iii) any Group Member which is not a Loan Party to any Loan Party in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 less the aggregate amount of any equity Investments made pursuant to clause (ii) of Section 7.8(e), and (iv) any Group Member which is not a Loan Party to any other Group Member which is not a Loan Party;

                  (c) Guarantee Obligations in respect of any primary obligation constituting Indebtedness, which is otherwise permitted hereunder;

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof (other than in accordance with clause (n) below));

                  (e) Indebtedness incurred to finance the acquisition of capital or fixed assets (including, without limitation, Capital Lease Obligations) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $150,000,000 and (ii) Guarantee Obligations of any Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

                  (g) Indebtedness of Foreign Subsidiaries for working capital purposes and overdraft facilities in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

                  (h) Indebtedness with respect to Swap Agreements designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

                  (i) Indebtedness representing deferred compensation to employees of Borrower and its Subsidiaries;

                  (j) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock permitted by Section 7.6;

                  (k) Indebtedness incurred by the Borrower or its Subsidiaries in a Permitted Acquisition representing obligations for the adjustment of the purchase price or similar adjustments;

                  (l) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

                  (m) Indebtedness of the Borrower and its Subsidiaries (A) assumed in connection with any Permitted Acquisition or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, in each case, so long as both immediately prior and after giving effect thereto, (x) no Event of Default shall exist or result therefrom, and (y) the Borrower and its Subsidiaries will be in compliance on a Pro Forma Basis with the covenants set forth in Section 7.1, after giving effect to such Permitted Acquisition and the incurrence or issuance of such Indebtedness and any refinancing thereof permitted by this Agreement; and

                  (n) additional Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

                  7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments of governmental charges or claims the payment of which, at the time, is not required by Section 6.3;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not, at the time, required to be paid by Section 6.3;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) pledges or deposits to secure the performance of bids, trade contracts (other than in respect of borrowed money), leases, insurance obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), provided that no such Lien is spread to cover any additional property after the Closing Date other than proceeds and products thereof and that the amount secured thereby is not increased (except in accordance with clause (q) below);

                  (g) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(e), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or within 180 days thereafter), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness other than proceeds and products thereof and (iii) the amount of Indebtedness secured thereby is not increased (except pursuant to clause (q) below);

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor or licensor under any lease or license entered into by the Borrower or any other Subsidiary in the ordinary course of its business;

                  (j) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof (other than Liens on the Capital Stock of any person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than proceeds or products thereof) and (iii) the Indebtedness secured thereby is permitted under Section 7.2;

                  (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (l) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

                  (m) attachment or judgment Liens with respect to any judgments or orders not constituting an Event of Default, provided that in the case of any such Lien, with respect to any claim or judgment the payment of which (net of amounts reasonably expected to be covered by insurance) would reasonably be expected to result in a Material Adverse Effect, it is not outstanding for more than 45 days;

                  (n) Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (o) Liens securing Indebtedness under Section 7.2(g) in an amount not to exceed $5,000,000;

                  (p) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its material Subsidiaries; and

                  (q) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and all Subsidiaries) $20,000,000 at any one time.

                  7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) the Borrower may enter into a merger for the purpose of changing its jurisdiction of organization, provided that if the Borrower is not the continuing or surviving Person, such Person shall assume the obligations and liabilities of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent;

                  (b) any Subsidiary of the Borrower may be merged with or into the Borrower or any Subsidiary of the Borrower, or be liquidated, wound up or dissolved into the Borrower or any Subsidiary of the Borrower; provided that,
(i) in the case of such a merger involving the Borrower, the Borrower shall be the continuing or surviving Person and (ii) when any Guarantor is merging with any other Subsidiary (A) such Guarantor shall be the surviving Person or (B) such transaction shall constitute an Investment which Investment must otherwise be permitted under Section 7.8;

                  (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any other Loan Party (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5; and

                  (d) any Investment permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation.

                  7.5 Disposition of Assets. Dispose of any of its property, business or assets, whether now owned or hereafter acquired, or, in the case of any Subsidiary, sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete, surplus or worn out property, or any property which is no longer useful or necessary in its business, whether now owned or hereinafter acquired, in either case in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4;

                  (d) the Disposition of other property or assets having a fair market value not to exceed $25,000,000 in the aggregate;

                  (e) the Disposition of property or assets, to the extent that
(i) such property or assets are exchanged for credit against the purchase price of similar replacement property or assets or (ii) the proceeds of such property or assets are promptly applied to the purchase price of similar replacement property or assets;

                  (f) the sale, transfer or disposition of Cash Equivalents;

                  (g) the sale, transfer or disposition of accounts in connection with the collection or compromise thereof in the ordinary course of business;

                  (h) the licensing or sublicensing of Intellectual Property in the ordinary course of business;

                  (i) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

                  (j) consignment or similar arrangements for the sale of assets in the ordinary course of business;

                  (k) any sale or other disposition of any minority interest in a joint venture or other Person;

                  (l) Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions permitted pursuant to Section 7.11;

                  (m) Dispositions of property or assets by and among the Borrower and its Subsidiaries in the ordinary course of business; and

                  (n) any condemnation or eminent domain proceedings affecting any real property or any casualty or loss with respect to any property.

                  7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations (other than in Capital Stock of the Borrower) of any Group Member (collectively, "Restricted Payments"), except that:

                  (a) each Subsidiary may make Restricted Payments to the Borrower and to any Subsidiary (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Capital Stock of such Subsidiary based on their relative ownership interests);

                  (b) the Borrower may make Restricted Payments made on the Closing Date to consummate the Transactions;

                  (c) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions permitted by Sections 7.10(d) and 7.10(e).

                  (d) the Borrower and its Subsidiaries may make repurchases of Capital Stock deemed to occur upon the non-cash exercise of stock options and warrants;

                  (e) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its Capital Stock, from present or former directors, officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments made in respect of such repurchases under this clause after the date hereof (net of any proceeds received by the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $10,000,000; and

                  (f) in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed $1,000,000.

                  7.7 Capital Expenditures. Make any Capital Expenditure, except Capital Expenditures of the Group Members in the ordinary course of business not exceeding $25,000,000 in any fiscal year; provided, that (a) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above. In addition, the Borrower may make additional Capital Expenditures with the portion of Excess Cash Flow not required to prepay the Loans pursuant to Section 2.11(c) (to the extent not utilized under Section 7.8).

                  7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations (i) (other than a guarantee of Indebtedness) made in the ordinary course of business that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) permitted by Section 7.2;

                  (d) Investments in assets useful in the business of the Group Members made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (e) Investments by (i) any Loan Party in any other Loan Party,
(ii) any Loan Party in any Group Member which is not a Loan Party in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 less the aggregate amount of any Indebtedness incurred pursuant to clause (iii) of Section 7.1(b), (iii) any Group Member which is not a Loan Party in any Loan Party, and (iv) any Group Member which is not a Loan Party in any other Group Member which is not a Loan Party;

                  (f) investments constituting Acquisitions in an aggregate amount (which shall be deemed to include the principal amount of Indebtedness that is assumed in connection with such Acquisition) not to exceed $50,000,000 during the term of this Agreement, if (i) immediately after giving effect to the proposed transaction the Available Revolving Commitment shall be no less than $20,000,000, (ii) such Acquisition shall not be opposed by the board of directors of the Person being acquired, (ii) the Administrative Agent shall have received a certificate of a Responsible Officer documenting the Borrower's pro forma compliance as at the end of the immediately preceding fiscal quarter for which financial statements have been delivered, with the covenants in this Agreement after giving effect to the consummation of any such Acquisition for consideration of more than $5,000,000 and to the incurrence of any Consolidated Total Debt associated therewith, (iv) the assets, property or business acquired shall be in the same or a similar line of business as the Borrower and its Subsidiaries, or in a line of business reasonably related or ancillary thereto and (v) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request;

                  (g) Loans and advances by the any Group Member to its respective displayers and independent contractors in an aggregate principal amount as to all Group Members not to exceed $5,000,000 at any one time outstanding;

                  (h) Loans and advances by any Group Member to its suppliers in an aggregate principal amount as to all Group Members not exceeding $2,000,000 at any one time outstanding;

                  (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $15,000,000 during the term of this Agreement;

                  (j) loans or advances to officers, directors and employees of the Borrower and its Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding (i) for travel, entertainment, relocation and analogous ordinary business purposes, and (ii) in connection with such Person's purchase of Capital Stock of Borrower;

                  (k) any Investments acquired in connection with a Disposition permitted by Section 7.5, provided that such Investment shall not represent more than 25% of the consideration received in any Disposition permitted by Section 7.5(d) if the aggregate consideration received in such Disposition is more than $5,000,000;

                  (l) Investments existing on the date hereof and set forth on
Schedule 7.8 and any modification, renewal, or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as set forth on Schedule 7.8 or as otherwise permitted by this
Section 7.8;

                  (m) Investments in Swap Agreements permitted hereunder;

                  (n) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

                  (o) the licensing, sublicensing or contribution of Intellectual Property Rights pursuant to joint marketing arrangements with Persons other than the Borrower and its Subsidiaries; and

                  (p) additional Investments made with the portion of Excess Cash Flow (other than investments in Foreign Subsidiaries) not required to prepay the Obligations pursuant to Section 2.11(c) (to the extent not utilized under Section 7.7).

                  7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, provided that the Borrower may repay, redeem or repurchase the Existing Notes with the proceeds of any Refinancing Securities, Incremental Term Loans or an Initial Public Offering (so long as the Consolidated Senior Leverage Ratio, determined after giving pro forma effect to such Initial Public Offering and the use of the proceeds thereof, shall be 2.75 to 1.00 or lower); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) adds any Subsidiary which is a Guarantor as a guarantor thereunder, (ii) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture.

                  7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary) unless such transaction is
(a) otherwise permitted under this Agreement or (b) in the ordinary course of business of the relevant Group Member and upon fair and reasonable terms substantially as favorable to the relevant Group Member as it would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Group Members may:

                  (a) (i) consummate the Transaction and pay the fees and expenses in connection therewith and (ii) enter into employment and severance arrangements with officers and employees in the ordinary course of business;

                  (b) perform obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business;

                  (c) maintain benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business;

                  (d) pay customary fees to any directors of Borrower and reimburse reasonable out-of-pocket costs of the directors of Borrower; and

                  (e) pay fees pursuant to the Consulting Agreements.

                  7.11 Sales and Leasebacks. Enter into any arrangement with any Person that is not a Group Member providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member; except that (i) to the extent the Net Cash Proceeds of all such permitted sale-leasebacks since the Closing Date do not then exceed $10,000,000, 50% of the Net Cash Proceeds of such permitted sale-leaseback transaction are used to make prepayments on the Loans in accordance with Section 2.11(b) and (ii) to the extent that such Net Cash Proceeds exceed $10,000,000, 100% of the Net Cash Proceeds of such permitted sale-leaseback transaction are used to make prepayments on the Loans in accordance with Section 2.11(b); provided that this Section 7.11 shall not prohibit or require any prepayment in respect of any sale-leaseback transaction in respect of any capital asset entered into within 180 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

                  7.12 Swap Agreements. Engage in any speculative transaction or in any transaction involving Swap Agreements except for the sole purpose of hedging in the normal course of business.

                  7.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters (it being understood that the Borrower and its Subsidiaries, upon notice to the Administrative Agent, may change its fiscal quarter and fiscal year end to a 52/53-week system).

                  7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien for the exclusive benefit of the Administrative Agent and the Lenders upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Senior Subordinated Note Indenture (to the extent it may restrict any such Liens for the benefit of future increases in the Obligations), (d) an agreement relating to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a Disposition permitted by Section 7.5, (e) the agreements entered into with Net Jet Sales, Inc. for the purchase of fractional interests in a corporate jet by the Borrower, and (f) customary restrictions contained in leases, subleases, licenses and sublicenses permitted hereunder.

                  7.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions (i) existing under the Loan Documents, (ii) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) in effect on the date hereof, (iv) in existence at the time a Subsidiary becomes a Subsidiary of Borrower so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, (v) in existence at the time any assets were acquired by the Borrower or any Subsidiary of Borrower so long as such agreement was not entered into solely in contemplation of the acquisition of such assets, (vi) customarily contained in leases, subleases, licenses and sublicenses permitted hereunder, (vii) in the nature of restrictions on transfers of assets contained in agreements relating to the financing or purchase thereof, (viii) contained in documents and instruments governing or evidencing Indebtedness permitted by
Section 7.2(g) or any Indebtedness of any Excluded Foreign Subsidiary permitted by Section 7.2, and (ix) contained in the Senior Subordinated Notes so long as, in the case of this clause (ix), such encumbrance or restriction (A) pertains to transactions among the Borrower or any "Restricted Subsidiary" on the one hand and an "Unrestricted Subsidiary" on the other hand and (B) the Borrower has not designated any Subsidiary as an "Unrestricted Subsidiary". Any encumbrance or restriction that requires further action by the Borrower (such as designating a Subsidiary as an "Unrestricted Subsidiary") shall not constitute a breach of this Section until such action is taken.

                  7.16 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the date of this Agreement or that are reasonably related or ancillary thereto.

                  7.17 Establishment and Maintenance of Blocked Accounts. Establish or cause to be established or, after 90 days following the Closing Date, maintain or cause to be maintained, any bank or trust account in which any cash of a Loan Party is deposited, except:

                  (a) Blocked Accounts;

                  (b) (i) trust accounts for the deposit of funds payable under any contract covered by any surety or performance bond, (ii) payroll funds,
(iii) withholding and other taxes payable by the Group Members as trust funds, and (iv) other trust accounts pertaining to Liens permitted by Section 7.3(c),
(d) and (q); and

                  (c) other accounts, the aggregate balance in all of which does not exceed $15,000,000 at any one time.

                          SECTION 8 EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable by the Borrower hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Section 5.5 of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on any date when due beyond the period of grace with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case beyond the period of grace with respect thereto, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $7,500,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (net of payments made and insurance coverage) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) at any time after the execution and delivery thereof, (i) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement, for any reason other than the satisfaction in full of all non-contingent Obligations and the release of a Loan Party pursuant to the terms hereof or thereof, ceases to be in full force and effect or is declared to be null and void or any Loan Party denies in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party, or (ii) any Security Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the non-contingent Obligations or any other termination of such Security Document in accordance with the terms hereof or thereof); or the Administrative Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Security Document subject to Liens permitted by Section 7.3, for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control, subject only to Liens permitted by Section 7.3; or

                  (j) (i) the Permitted Investors shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Borrower, provided that the occurrence of the foregoing event shall not constitute an Event of Default if (x) at any time prior to the consummation of an Initial Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right to designate (and do so designate) a majority of the board of directors of the Borrower or (B) the Permitted Investors and their employees, directors and officers (the "HMTF Group") own of record and beneficially an amount of common stock of the Borrower equal to at least 50% of the amount of common stock of the Borrower owned by the HMTF Group of record and beneficially as of the Closing Date and such ownership by the HMTF Group represents the largest single block of voting securities of the Borrower held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended or (y) at any time after the consummation of an Initial Public Offering, and for any reason whatsoever, (A) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the HMTF Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of the greater of (1) 20% of the outstanding common stock of the Borrower or (2) the percentage of the then outstanding voting stock of the Borrower owned beneficially by the HMTF Group and (B) the board of directors of the Borrower shall consist of a majority of Continuing Directors; or (ii) a Specified Change of Control shall occur; or

                  (k) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                  If at any time after termination of the Commitments or acceleration of the maturity of the Loans pursuant to the immediately preceding paragraph, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that have become due otherwise than by acceleration (with interest on principal and on overdue interest, at the rates specified herein) and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.1, then upon the written consent of the Required Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled by the Administrative Agent; provided, however, that such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                              SECTION 9 THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct or material breach of the Loan Documents) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or clause
(i), (ii) or (iii) of Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 10 MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or prepayment premium payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in Section 7.1 of this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this
Section 10.1 without the written consent of all the Lenders; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; or (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  Notwithstanding the foregoing provisions of this Section 10.1, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and
(b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

                  In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant

Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Initial Term Loans ("Refinanced Term Loans") with a replacement term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Borrower:                         Home Interiors & Gifts, Inc.
                                       1649 Frankford Road West
                                       Carrollton, Texas 75007
                                       Attention: Chief Financial Officer
                                       Telecopy: (972) 695-1022

     with a copy to:                   Hicks, Muse, Tate & Furst Incorporated
                                       200 Crescent Court, Suite 1600
                                       Dallas, Texas 75201
                                       Telecopy: (214) 720-7888

     Administrative Agent:             JPMorgan Chase Bank
                                       Agent Bank Services Group
                                       1111 Fannin, 10th Floor
                                       Houston, Texas  77002
                                       Attention: Leah Hughes
                                       Telecopy: (713) 750-2923

     with a copy to:                   JPMorgan Chase Bank
                                       270 Park Avenue, 4th Floor
                                       New York, New York 10017
                                       Attention: Bill Caggiano
                                       Telecopy: (212) 270-6637

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the

Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one counsel (in addition to any appropriate local counsel) to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing in reasonable detail to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one counsel to the Lenders and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or material breach of any

Loan Document by, such Indemnitee; provided further, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities associated with the violation of Environmental Law at, or the release of Materials of Environmental Concern unrelated to any Group Member and first released on, any Property after such Property has been transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer, unless such violation or release relates to a Group Member (the "Excluded Environmental Liabilities"). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless such rights arise out of the Excluded Environmental Liabilities. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor accompanied by a statement specifying in reasonable detail the calculation of such amounts. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Chief Financial Officer (Telephone No. (972) 695 1000) (Telecopy No. (972) 695-1022), at the address of the Borrower set forth in
Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than as permitted under Section 7.4) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

                  (A) the Borrower, such consent not to be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and

                  (B) the Administrative Agent (including in its capacity as Issuing Lender), such consent not to be unreasonably withheld or delayed; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term Facilities, $1,000,000) individually or, for two or more simultaneous assignments to an Affiliate or related Approved Funds, in the aggregate, unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be required for two or more simultaneous assignments to an Affiliate or related Approved Funds;

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

                  (D) the Assignee shall execute and deliver to the Borrower and the Administrative Agent the appropriate forms, certificates and statements described in Section 2.19 to satisfy the requirements of
         Section 2.19; and

                  (E) no Assignee shall be entitled to receive any greater amount pursuant to Section 2.19 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment transferred by such assigning Lender to such Assignee had no such transfer occurred.

                  For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Issuing Lenders, the Swingline Lenders and the Commitments of, and principal amount (and related interest amounts) of the Loans, the Swingline Loans and L/C Obligations (specifying the amount of any Reimbursement Obligations) owing to or participations therein held by, and the amount of any principal or interest paid to, or for the account of , each Lender and each Issuing Lender and each Swingline Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or as an Issuing Lender or as a Swingline Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Upon reasonable notice, the Borrower shall have the right to inspect the Register during normal business hours.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment or transfer of any Loan or any Note and the Obligations evidenced thereby shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. No Participant shall be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

                  In addition, each selling Lender selling a participation to a
Participant: (i) shall keep a register, meeting the requirements of Treasury Regulation section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect from each such Participant the appropriate forms, certificates and statements described in Section 2.19 (and updated as required by Section 2.19) as if such Participant were a Lender under
Section 2.19.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, the other Loan Documents and the Loans made by it as collateral security to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) any pledge or assignment to any holders (which may include Affiliates of such Lender or Approved Funds) of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. In addition, each designating Lender: (i) shall keep a register, meeting the requirements of Treasury Regulation section 5f.103-1(c), of each Conduit Lender designated by such Lender for the purpose of making Loans otherwise required to be made by such designating Lender, specifying such Conduit Lender's entitlement to payments of principal and interest with respect to any such Loan and (ii) shall collect, prior to the time such Conduit Lender receives payments with respect to any such Loan, from each such Conduit Lender the appropriate forms, certificates and statements described in Section 2.19 (and updated as required by Section 2.19) as if such Conduit Lender were a Lender under Section 2.19.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable beyond the period of grace applicable thereto by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  (c) Notwithstanding any provision set forth herein or in any other Loan Document to the contrary, in no event shall (x) the assets of any Excluded Foreign Subsidiary of a Loan Party constitute security or secure, or such assets or the proceeds of such assets be required to be available for, payment of the Obligations of any Loan Party and (y) more than 65% of the Capital Stock of each first-tier Excluded Foreign Subsidiary of a Loan Party be required to be pledged to secure the Obligations of any Loan Party.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each Party hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Party, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 Releases of Guarantees and Liens. Each of the Lenders and the Issuing Lender hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (b) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuing Lender against any of the following:

                  (a) all of the Collateral and all Loan Parties, upon the Termination Date (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuing Lender);

                  (b) any assets that are subject to a Lien permitted by Section 7.3; and

                  (c) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver, amendment, modification of or consent to a transaction otherwise prohibited by this Agreement).

Additionally, each of the Lenders and the Issuing Lender hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release a Guarantor from its obligations under the Guarantee and Collateral Agreement and any other Security Document to which it is a party in connection with the sale or other disposition of such Guarantor (or all or substantially all of the assets thereof) to a third party or a dissolution of such Guarantor permitted by this Agreement (or, in each case, permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement). Each of the Lenders and the Issuing Lender hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release the Liens and/or Guarantees and Security Documents to be released pursuant to this Section 10.14 promptly upon the effectiveness of any such release.

                  10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in connection with the transactions contemplated by the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority or in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided, that unless specifically prohibited by applicable law or court order, each Lender shall use reasonable efforts to notify the Borrower of such request (other than any such request or demand in connection with any routine examination of such Lender by such governmental agency) prior to disclosure of such information, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than as a result of a breach of this Section 10.15 or the release of such information by a Person known by the parties hereto to be bound by confidentiality provisions), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.17 USA PATRIOT Act. Each Lender which is subject to Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), hereby notifies the Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                HOME INTERIORS & GIFTS, INC.

                                By: /s/ Michael D. Lohner
                                    --------------------------------------------
                                    Name:  Michael D. Lohner
                                    Title: President and Chief Executive Officer

                                Address:     1649 Frankford Road West
                                             Carrollton, Texas  75007
                                Taxpayer ID: 75-0981828


                                JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

                                By: /s/ William J. Caggiano
                                    --------------------------------------------
                                    Name:  William J. Caggiano
                                    Title: Managing Director


                                BEAR STEARNS CORPORATE LENDING INC., as
                                Syndication Agent and as a Lender

                                By: /s/ Kenneth C. Barnigh
                                    --------------------------------------------
                                    Name:  Kenneth C. Barnigh
                                    Title: Executive Vice President

                                Signature page to the CREDIT AGREEMENT, dated as of March 31, 2004, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HOME INTERIORS & GIFTS, INC., a Texas corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMORGAN CHASE BANK, as administrative agent and BEAR STEARNS CORPORATE LENDING INC., as syndication agent.



                                NATIONAL CITY BANK


                                By: /s/ Frank Byrne
                                    --------------------------------------------
                                    Name: Frank Byrne
                                    Title: Account Officer


                                MCG CAPITAL CORPORATION

                                By: /s/ Robert L. Marcotte
                                    --------------------------------------------
                                    Name: Robert L. Marcotte
                                    Title: Managing Director


                                UPS CAPITAL CORPORATION

                                By: /s/ John Holloway
                                    --------------------------------------------
                                    Name: John Holloway
                                    Title: Portfolio Manager


                                GENERAL ELECTRIC CAPITAL CORPORATION

                                By: /s/ Karl Neffer
                                    --------------------------------------------
                                    Name: Karl Neffer
                                    Title: Duly Authorized Signatory

                                    EXHIBIT A
                       GUARANTEE AND COLLATERAL AGREEMENT
                                   [ATTACHED]

                                                                       EXHIBIT A
                                                         to the Credit Agreement

================================================================================

                   FORM OF GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                          HOME INTERIORS & GIFTS, INC.

                         and certain of its Subsidiaries

                                   in favor of

                              JPMORGAN CHASE BANK,

                             as Administrative Agent

                           Dated as of March 31, 2004

================================================================================

                                TABLE OF CONTENTS


                                                                                                Page
                                                                                                -
Section 1.  DEFINED TERMS........................................................................1

            1.1   Definitions....................................................................1

            1.2   Other Definitional Provisions..................................................5

Section 2.  Guarantee............................................................................5

            2.1   Guarantee......................................................................5

            2.2   Right of Contribution..........................................................5

            2.3   No Subrogation.................................................................6

            2.4   Amendments, etc. with respect to the Borrower Obligations......................6

            2.5   Guarantee Absolute and Unconditional...........................................6

            2.6   Reinstatement..................................................................7

            2.7   Payments.......................................................................7

Section 3.  GRANT OF SECURITY INTEREST...........................................................8

Section 4.  REPRESENTATIONS AND WARRANTIES.......................................................9

            4.1   Title; No Other Liens..........................................................9

            4.2   Perfected First Priority Liens.................................................9

            4.3   Jurisdiction of Organization; Chief Executive Office...........................9

            4.4   Inventory and Equipment.......................................................10

            4.5   Farm Products.................................................................10

            4.6   Investment Property...........................................................10

            4.7   Receivables...................................................................10

            4.8   Intellectual Property.........................................................10

Section 5.  COVENANTS...........................................................................11

            5.1   Delivery of Instruments, Certificated Securities and Chattel Paper............11


                                                                                                Page
                                                                                                -
            5.2   Maintenance of Perfected Security Interest; Further Documentation.............11

            5.3   Changes in Locations, Name, etc...............................................12

            5.4   Investment Property...........................................................12

            5.5   Receivables...................................................................13

            5.6   Intellectual Property.........................................................13

Section 6.  REMEDIAL PROVISIONS.................................................................14

            6.1   Certain Matters Relating to Receivables.......................................14

            6.2   Communications with Obligors; Grantors Remain Liable..........................15

            6.3   Pledged Stock.................................................................15

            6.4   Proceeds to be Turned Over To Administrative Agent............................16

            6.5   Application of Proceeds.......................................................16

            6.6   Code and Other Remedies.......................................................17

            6.7   Registration Rights...........................................................18

            6.8   Deficiency....................................................................18

Section 7.  THE ADMINISTRATIVE AGENT............................................................19

            7.1   Administrative Agent's Appointment as Attorney-in-Fact, etc...................19

            7.2   Duty of Administrative Agent..................................................20

            7.3   Execution of Financing Statements.............................................21

            7.4   Authority of Administrative Agent.............................................21

Section 8.  MISCELLANEOUS.......................................................................21

            8.1   Amendments in Writing.........................................................21

            8.2   Notices.......................................................................21

            8.3   No Waiver by Course of Conduct; Cumulative Remedies...........................21

            8.4   Enforcement Expenses; Indemnification.........................................21

            8.5   Successors and Assigns........................................................22


                                                                                                Page
                                                                                                -


            8.6   Set-Off.......................................................................22

            8.7   Counterparts..................................................................23

            8.8   Severability..................................................................23

            8.9   Section Headings..............................................................23

            8.10  Integration...................................................................23

            8.11  GOVERNING LAW.................................................................23

            8.12  Submission To Jurisdiction; Waivers...........................................23

            8.13  Acknowledgements..............................................................24

            8.14  Additional Grantors...........................................................24

            8.15  Releases......................................................................24

            8.16  WAIVER OF JURY TRIAL..........................................................25



SCHEDULES

Schedule 1  Notice Addresses
Schedule 2  Investment Property
Schedule 3  Perfection Matters
Schedule 4  Jurisdictions of Organization and Chief Executive Offices
Schedule 5  Inventory and Equipment Locations
Schedule 6  Intellectual Property

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 31, 2004, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JPMorgan Chase Bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of March 31 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Home Interiors & Gifts, Inc. (the "Borrower"), the Lenders and the Administrative Agent.

                                   WITNESSETH:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                                  DEFINED TERMS

         Definitions. i. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

         The following terms shall have the following meanings:

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrower.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued to or held by any Grantor in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Stock": the shares of Capital Stock listed on
Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Specified Cash Management Agreement": any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions by and among the Borrower and/or any other Grantor and any Lender or an Affiliate of a Lender, which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by the Borrower or such other Grantor, as a "Specified Cash Management Agreement".

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

         Other Definitional Provisions. ii. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                                    Guarantee

         Guarantee. iii. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

         Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

         The guarantee contained in this Section 2 shall remain in full force and effect until the Termination Date.

         No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made in respect of the Borrower Obligations or any payment received or collected from such Person in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

         Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the Credit Agreement and the other relevant documents governing the Obligations, on a ratable basis as reasonably determined by the Administrative Agent.

         Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, except as may be required by the Loan Documents, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this

Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

                           GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

         all Accounts;

         all Chattel Paper;

         all Deposit Accounts;

         all Documents;

         all Equipment;

         all General Intangibles;

         all Instruments;

         all Intellectual Property;

         all Inventory;

         all Investment Property;

         all Letter-of-Credit Rights;

         all other property not otherwise described above;

         all books and records pertaining to the Collateral; and

         to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

                  provided, however, that notwithstanding any of the other provisions set forth in this Agreement, including this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that (a) such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (b) such property constitutes in excess of 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary.

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

         Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, Lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

         Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) that are capable of perfection pursuant to the Uniform Commercial Code of any relevant jurisdiction, upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral other than Liens permitted by the Credit Agreement.

         Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

         Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and goods that are in transit or out for repair) are kept at the locations listed on Schedule 5.

         Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         Investment Property. iv. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

         All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         To the knowledge of such Grantor, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         Receivables. v. No amount payable in excess of $5,000,000 (individually or in the aggregate) to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

         None of the obligors on any Receivables is a Governmental Authority.

         The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects, subject to adjustments in the ordinary course of business.

         Intellectual Property. vi. Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

         To the knowledge of such Grantor, on the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person in a manner that could reasonably be expected to have a Material Adverse Effect.

         Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

         No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

         No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein which would have a Material Adverse Effect.

                                    COVENANTS

                  Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Termination Date:

         Delivery of Instruments, Certificated Securities and Chattel Paper. Subject to the delivery requirements set forth in Section 6.10 of the Credit Agreement, if any amount payable under or in connection with any of the Collateral having a face value in excess of $5,000,000 individually or in the aggregate at any one time outstanding shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         Maintenance of Perfected Security Interest; Further Documentation. vii. Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section
4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Liens permitted by the Credit Agreement), subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

         Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

         At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral but subject to Section 7.17 of the Credit Agreement, using its commercially reasonable efforts to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

         Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree to in its sole discretion) and delivery to the Administrative Agent of all additional financing statements and other executed documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

         change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3; or

         change its name.

         Investment Property. viii. If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.4(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

         b. Receivables. Other than in the good faith exercise of its reasonable business judgment and in the ordinary course of business consistent with its past practice, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value thereof.

         Intellectual Property. i. Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will use commercially reasonable efforts to (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

         Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

         Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will employ each Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

         Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person.

         Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                               REMEDIAL PROVISIONS

         Certain Matters Relating to Receivables. ii. At any time and from time to time, upon the Administrative Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause others satisfactory to the Administrative Agent, to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         At the Administrative Agent's reasonable request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         Communications with Obligors; Grantors Remain Liable. iii. The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

         Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

         Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Pledged Stock. iv. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the

Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the Credit Agreement and the other relevant documents governing the Obligations, on a ratable basis as reasonably determined by the Administrative Agent, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

         Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and to the extent requested by the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

         Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in accordance with the Credit Agreement and the other relevant documents governing the Obligations, on a ratable basis as reasonably determined by the Administrative Agent, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Termination Date shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places reasonably convenient to both parties, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         Registration Rights. v. If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                            THE ADMINISTRATIVE AGENT

         Administrative Agent's Appointment as Attorney-in-Fact, etc. vi. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

         in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

         in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, provided that if such taxes are being contested in good faith by appropriate proceedings, the Administrative Agent will consult with such Grantor before making any such payment;

         execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

         If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

         Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or material breach of this Agreement.

         Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements.

         Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                  MISCELLANEOUS

         Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

         Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         Enforcement Expenses; Indemnification. vii. Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such

Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, but only to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         The agreements in this Section 8.4 shall survive the Termination Date.

         Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement (except to the extent permitted by the Credit Agreement) without the prior written consent of the Administrative Agent.

         Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this
Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         c. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Submission To Jurisdiction; Waivers. Each Grantor, and the Administrative Agent, hereby irrevocably and unconditionally:

         submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         Acknowledgements. Each Grantor, and the Administrative Agent, hereby acknowledges that:

         it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

         Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10(c) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         Releases. i. Upon the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days (or such shorter time as the Administrative Agent may agree to in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         d. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                                    [NAME OF GRANTOR]


                                                    By:
                                                       ------------------------
                                                       Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS


ADDRESS FOR THE FOLLOWING GUARANTORS:        1649 Frankford Road West
                                             Carrollton, TX  75007

Home Interiors & Gifts, Inc.

Domistyle, Inc.

DWC GP, Inc.

Dallas Woodcraft Company, LP

EM Boehm, Inc.

GIA, Inc.

Homco, Inc.

Home Interiors de Puerto Rico, Inc.

Laredo Candle Company, L.P.

Spring Valley Scents, Inc.


ADDRESS FOR THE FOLLOWING GUARANTOR:         2751 Centerville Road, Suite 3205
                                             Wilmington, DE 19808

HIG Investments, Inc.                        with a copy to:

                                             1649 Frankford Road West
                                             Carrollton, TX 75007

                                                                      Schedule 2

                       DESCRIPTION OF INVESTMENT PROPERTY

PLEDGED STOCK:


                                                                                      Stock Certificate          No. of
      Issuer                           Holder                     Class of Stock              No.                Shares
   --------------                  -------------                  --------------    ---------------------     ----------
   Domistyle, Inc.                   Borrower                         common                 3                  1,000

     DWC GP, Inc.                    Borrower                         common                 3                   100

    EM Boehm, Inc.                   Borrower                         common                 1                   100

      GIA, Inc.                      Borrower                         common                003                 18,140

         HIG                       DWC GP, Inc.                       common                 1                   100
     Investments,
         Inc.

     Homco, Inc.                     Borrower                         common                002                 1,000

    Home Interiors                   Borrower                         common                002                 1,000
   de Puerto Rico,
         Inc.


    Spring Valley                    Borrower                         common                001                  100
     Scents, Inc.

    Laredo Candle                  Spring Valley                    1% General              N/A               All of GP
    Company, L.P.                  Scents, Inc.                    Partnership                                interest
                                                                     Interest

                                        HIG                        99% Limited                                All of LP
                                   Investments,                    Partnership                                 interest
                                        Inc                          Interest


        Dallas                     DWC GP, Inc.                     1% General              N/A               All of GP
      Woodcraft                                                    Partnership                                 interest
     Company, LP                                                     Interest


                                        HIG
                                   Investments,                     99% Limited                               All of LP
                                       Inc.                         Partnership                                interest
                                                                     Interest


                                                                      Stock Certificate          No. of
      Issuer                      Holder          Class of Stock              No.                Shares
   --------------               -------------     --------------      ---------------------   ----------
     Home                         Borrower           common                2                    6,500
  Interiors &
   Gifts of
 Canada, Inc.

     Home                         Borrower          Series B               1                     324
   Interiors
  Services de
  Mexico S.A.
    de C.V.

     Home                         Borrower        Partnership             N/A                  65% of
 Interiors de                                       Interest                                 partnership
   Mexico S.                    DWC GP, Inc.                                                  interest
de R.L. de C.V.


 HI Ceramics,                    Homco, Inc.        Series B               2                    0.65
 S.A. de C.V.
 DWC GP, Inc.                   DWC GP, Inc.                               1                   32,500

HI Metals, S.A.                  Homco, Inc.        Series B               2                    0.65
    de C.V.
 DWC GP, Inc.                   DWC GP, Inc.                               1                   32,500

Hi Glass, S.A.                   Homco, Inc.        Series B               2                    0.65
    de C.V.
 DWC GP, Inc.                   DWC GP, Inc.                               1                   32,500

  Hi Trading                     Homco, Inc.        Series B               2                    0.65
Mexicana, S.A.
    de C.V.                      DWC GP, Inc.                              1                   32,500


PLEDGED NOTES:

None

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS

                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings


                Grantor                      Jurisdiction of Organization
                -------                      ----------------------------
      Home Interiors & Gifts, Inc.                       TX SOS
            Domistyle, Inc.                              TX SOS
              DWC GP, Inc.                               DE SOS
      Dallas Woodcraft Company, LP                       DE SOS
             EM Boehm, Inc.                              DE SOS
               GIA, Inc.                                 NE SOS
         HIG Investments, Inc.                           DE SOS
              Homco, Inc.                                TX SOS
  Home Interiors de Puerto Rico, Inc.                    DE SOS
      Laredo Candle Company, L.P.                        TX SOS
       Spring Valley Scents, Inc.                        DE SOS

                          Patent and Trademark Filings

Filings in respect of the Loan Parties' federally registered Intellectual Property with the United States Patent and Trademark Office and United States Copyright Office.

                                  Other Actions

Delivery of Pledged Sock certificates and related stock powers

                                                                      Schedule 4

      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


                                           Jurisdiction
                                               of             Identification         Location of Chief
    Grantor                                Organization           Number             Executive Office
    -------                                ------------       --------------         ----------------
Home Interiors & Gifts, Inc.                  Texas              14349000         1649 Frankford Road West
                                                                                  Carrollton, TX 75007

Domistyle, Inc.                               Texas             150336600         4055 Valley View Lane,
                                                                                  Ste. 700
                                                                                  Dallas, TX 75244

DWC GP, Inc.                                  Delaware            3405628         1649 Frankford Road West
                                                                                  Carrollton, TX 75007

Dallas Woodcraft Company, LP                  Delaware            3405702         2829 Sea Harbor Road
                                                                                  Dallas, TX 75212

EM Boehm, Inc.                                Delaware            3621634         25 Princess Diana Lane
                                                                                  Trenton, NJ 08638

GIA, Inc.                                     Nebraska            1110005         916 N. Shady Bend Road
                                                                                  Grand Island, NE 68801

HIG Investments, Inc.                         Delaware            3407470         2751 Centerville Road
                                                                                  Ste. 3205
                                                                                  Wilmington, DE 19808

Homco, Inc.                                   Texas              52251400         1649 Frankford Road West
                                                                                  Carrollton, TX 75007

Home Interiors de Puerto Rico, Inc.           Delaware            2676811         1649 Frankford Road West
                                                                                  Carrollton, TX 75007

Laredo Candle Company, L.P.                   Texas              13653610         1820 Aguila Azteca Drive
                                                                                  Laredo, TX 78043

Spring Valley Scents, Inc.                    Delaware            3405634         1649 Frankford Road West
                                                                                  Carrollton, TX 75007

                                                                      Schedule 5

                      LOCATIONS OF INVENTORY AND EQUIPMENT


          Grantor                                   Locations
          -------                                   ---------
Home Interiors & Gifts, Inc.           1649 Frankford Road West, Carrollton, TX 75007
                                       1217 Crowley, Carrollton, TX 75006
                                       1135/1145 Crowley, Carrollton, TX 75006
                                       815 South Coppell, Coppell, TX 75019
                                       2901 Trade Center Drive, Carrollton TX 75007
                                       2828 Trade Center Drive, Carrollton TX 75007

Domistyle, Inc                         4055 Valley View Lane, Ste. 700, Dallas, TX 75244
                                       820 Gessner, Suite 120, Two Memorial City Plaza, Houston, TX

Dallas Woodcraft Company, LP           2829 Sea Harbor Road, Dallas, TX 75212

EM Boehm, Inc.                         25 Princess Diana Lane, Trenton, NJ 08638
                                       4055 Valley View Lane, Ste. 700, Dallas, TX 75244
                                       334 Worth Avenue, Palm Beach, FL 33480

GIA, Inc.                              916 N. Shady Bend Road, Grand Island, NE 68801
                                       3551 N. Hwy 281, Grand Island, NE

Laredo Candle Company, L.P.            1820 Aguila Azteca Drive, Laredo TX 78043
                                       205 Flecha Lane, Laredo TX 78045-7094
                                       702 Enterprise Ste. 07, Laredo, TX 78045
                                       4102 A Airpark, Laredo, TX, 78041

                                                                      Schedule 6

                        COPYRIGHTS AND COPYRIGHT LICENSES

                           PATENTS AND PATENT LICENSES

                        TRADEMARKS AND TRADEMARK LICENSES

1. License pursuant to License Agreement, dated June 8, 2003, between Meredith Corporation and Home Interiors & Gifts, Inc.

2. [License agreement with Thomas Kinkade] [to come]

3. [License Agreement with Greg Olson]     [to come]

4. See also attached chart

                         ACKNOWLEDGEMENT AND CONSENT***

         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March 31, 2004 (the "Agreement"), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

                  1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                  2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.4(a) of the Agreement.

                  3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

                                             [NAME OF ISSUER]



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             Address for Notices:

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                             Fax:


----------

*** This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement


                  ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Grantor"), in favor of
___________________________, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, Home Interiors & Gifts, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of March 31, 2004 (as amended, supplemented or otherwise modified from -- time to time, the "Credit Agreement"); -

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 31, 2004 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party - to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                  [ADDITIONAL GRANTOR]



                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4

                            Supplement to Schedule 5

                            Supplement to Schedule 6

                                    EXHIBIT B

                                                         to the Credit Agreement

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                            For the Fiscal [Quarter] [Year] ending ____ __, 200_

                  Pursuant to Section 6.2(b) of the Credit Agreement, dated as of March __, 2004 (as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined herein), among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent"), the undersigned, duly elected, qualified and acting Responsible Officer of the Borrower hereby certifies, in his or her capacity as such officer and not individually, that:

                  1. Such Responsible Officer has reviewed the terms of the Credit Agreement and the Loan Documents and has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and such Responsible Officer has no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default, except as follows:
___________.

                  2. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in the following Sections of the Credit Agreement: Section 7.1; Section 7.5 (d); Section 7.6 (d) and (e); Section 7.7; and Section 7.8(i).

                  3. Since the [Closing Date][date of the last Compliance Certificate delivered to the Administrative Agent]*:

                  (a) No Loan Party has changed its name, identity or corporate structure;

                  (b) No Loan Party has changed its jurisdiction of organization or the location of its chief executive office or its sole place of business;

                  (c) No Loan Party has acquired any material Intellectual Property;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has delivered to the Administrative Agent all filings required to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral after giving effect to such event, in each case as required by Section 5.3 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of the Borrower is delivering to the Administrative Agent herewith all filings required to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral after giving effect to such event, in each case as required by
Section 5.3 of the Guarantee and Collateral Agreement.

----------

* Use the first bracketed language for the initial compliance certificate delivered after the Closing Date and the latter bracketed language for all other Compliance Certificates

                  4. Since the [Closing Date][date of the last Compliance Certificate delivered to the Administrative Agent]*:

                  (a) No Loan Party has acquired any Property of the type described in Section 6.10(a) of the Credit Agreement (subject to the exceptions described therein) of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents, subject to Section 6.10 (e) of the Credit Agreement;

                  (b) No Loan Party has acquired any real property of the type required to be mortgaged in favor of the Administrative Agent pursuant to Section 6.10(b) of the Credit Agreement as to which the Administrative Agent has not received a duly executed Mortgage, subject to Section 6.10 (e) of the Credit Agreement;

                  (c) No Loan Party has formed or acquired any Subsidiary (and no Foreign Subsidiary that was an Excluded Foreign Subsidiary has ceased to be an Excluded Foreign Subsidiary); and

                  (d) No Loan Party has acquired or formed any Excluded Foreign Subsidiary;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and the Borrower has taken all actions required by Section 6.10 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of the Borrower is concurrently herewith taking all actions required by Section 6.10 of the Credit Agreement with respect thereto.

         IN WITNESS WHEREOF, such Responsible Officer has executed this Certificate this _____ day of ____, 200__.

                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

----------

* Use the first bracketed language for the initial compliance certificate delivered after the Closing Date and the latter bracketed language for all other Compliance Certificates

                                                                    Attachment 1
                                                       to Compliance Certificate

                  [Attach Financial Statements of the Borrower]

                                                                    Attachment 2
                                                       to Compliance Certificate

                  The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.






                        [Set forth Covenant Calculations]

                                                                    Attachment 3
                                                       to Compliance Certificate

    Disclosure of Events Pursuant to Section 5.3 of Guarantee and Collateral
               Agreement and Section 6.10 of the Credit Agreement

                                                                       EXHIBIT C
                                                         to the Credit Agreement

                           FORM OF CLOSING CERTIFICATE

                                 March __, 2004

                  Reference is hereby made to that certain Credit Agreement, dated as of March __, 2004 (the "Credit Agreement"), among Home Interiors & Gifts, Inc., a Texas corporation (the "Company"), the several banks and other financial institutions or entities from time to time parties thereto, Bear Stearns Corporate Lending Inc., as syndication agent, and JPMorgan Chase Bank, as administrative agent. Terms used herein but not defined herein have the meanings ascribed to them in the Credit Agreement.

                  The undersigned, being the President and Chief Executive Officer of the Company, hereby certifies, in his capacity as an officer of the Company and not individually, that:

1. The representations and warranties of the Company contained in each Loan Document to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection therewith are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects on and as of as of such earlier date;

2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans being made on the date hereof and the use of the proceeds thereof; and

3. Kenneth J. Cichocki is the duly elected and qualified Senior Vice President of Finance, Chief Financial Officer and Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature;

   and the undersigned Senior Vice President of Finance, Chief Financial
Officer and Secretary of the Company certifies, on behalf of the Company and not individually, as follows:

4. There are no liquidation or dissolution proceedings pending or to our knowledge threatened against the Company nor has any other event occurred affecting or threatening the corporate existence of the Company.

5. Attached hereto as Exhibit A is a copy of the Company's Articles of Incorporation, together with any and all amendments thereto, as on file with the Secretary of State of the State of Texas through the date hereof, certified by the Secretary of State of the State of Texas as true, complete and correct.

6. Attached hereto as Exhibit B is a true and correct copy of the Company's Bylaws, and all amendments thereto, the same being in full force and effect in the attached form on the date hereof.


7. Attached hereto as Exhibit C is a complete and correct copy of the resolutions adopted by the Board of Directors of the Company authorizing the Company to execute, deliver and perform the Obligations contemplated to be performed under the Credit Agreement. None of such resolutions have been amended or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matter referred to therein.

8. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers are duly authorized to execute and deliver, on behalf of the Company, the Credit Agreement, the Loan Documents and any certificate or other document to be delivered by the Company pursuant to the Credit Agreement and the other transactions contemplated thereby:


      Name                        Office                       Signature
Michael D. Lohner          President and Chief Executive
                           Officer

Kenneth J. Cichocki        Senior Vice President of
                           Finance, Chief Financial
                           Officer and Secretary

                           [Signature page to follow]

                  IN WITNESS WHEREOF, each of the undersigned has executed this Officer's Certificate in his capacity as an officer of the Company and not individually, effective as of the date first above written.

                                        HOME INTERIORS & GIFTS, INC.





                                        By:
                                           ------------------------------------

                                        Michael D. Lohner
                                        President and Chief Executive Officer



                                        By:
                                           ------------------------------------
                                        Kenneth J. Cichocki
                                        Senior Vice President of Finance,
                                        Chief Financial Officer and Secretary

                                    EXHIBIT A

                            ARTICLES OF INCORPORATION

                                 [See attached.]

                                    EXHIBIT B

                                     BYLAWS

                                 [See attached.]

                                    EXHIBIT C

                                   Resolutions

                                 [See attached.]

                                                                       EXHIBIT D
                                                         To the Credit Agreement


--------------------------------------------------------------------------------
                   FORM OF DEED OF TRUST, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

                                     made by

                             [___________________],

                                    Grantor,

                                       to

          STEWART TITLE GUARANTY COMPANY, as Trustee for the benefit of

                              JPMORGAN CHASE BANK,

                      as Administrative Agent, Beneficiary

                          Dated as of __________ , 2004

--------------------------------------------------------------------------------

         THIS INSTRUMENT IS FOR COMMERCIAL PURPOSES AND SECURES, INTER ALIA, OBLIGATIONS WHICH MAY PROVIDE FOR OBLIGATORY FUTURE AND/OR REVOLVING CREDIT ADVANCES OR READVANCES, WHICH WHEN MADE, SHALL HAVE THE SAME PRIORITY AS ADVANCES MADE ON THE DATE HEREOF WHETHER OR NOT (I) ANY ADVANCES OR READVANCES WERE MADE ON THE DATE HEREOF AND (II) ANY INDEBTEDNESS IS OUTSTANDING AT THE TIME ANY ADVANCE OR RE-ADVANCE IS MADE.

         Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed
         $____________.

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----
Background ...............................................................1

Granting Clauses..........................................................2

Terms and Conditions......................................................4

    1.   Defined Terms....................................................4

    2.   Warranty of Title................................................4

    3.   Payment of Obligations...........................................5

    4.   Requirements.....................................................5

    5.   Payment of Taxes and Other Impositions...........................5

    6.   Insurance........................................................6

    7.   Restrictions on Liens and Encumbrances...........................6

    8.   Due on Sale and Other Transfer Restrictions......................6

    9.   Condemnation/Eminent Domain......................................6

   10.   Leases...........................................................6

   11.   Further Assurances...............................................7

   12.   Events of Default................................................7

   13.   Remedies.........................................................7

   14.   Right of Beneficiary to Credit Sale..............................9

   15.   Appointment of Receiver..........................................9

   16.   Extension, Release, etc.........................................10

   17.   Security Agreement under Uniform Commercial Code................10

   18.   Assignment of Rents.............................................11

   19.   Additional Rights...............................................11

   20.   Notices.........................................................12



   21.   No Oral Modification............................................12

   22.   Partial Invalidity..............................................12

   23.   Grantor's Waiver of Rights......................................12

   24.   Remedies Not Exclusive..........................................13

   25.   Multiple Security...............................................14

   26.   Successors and Assigns..........................................15

   27.   No Waivers, etc.................................................15

   28.   Governing Law, etc..............................................15

   29.   Certain Definitions.............................................16

   30.   Last Dollars Secured; Priority..................................16

   31.   Enforceability; Usury...........................................16

   32.   Homestead.......................................................18

   33.   Substitute Trustee..............................................18

   34.   Indemnification of Trustee......................................18

   35.   Receipt of Copy.................................................18

   36.   Release.........................................................18

                       DEED OF TRUST, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

                  THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of ___________, 2004 is made by [____________], a ____________ corporation ("Grantor"), whose address is _________________________________, to STEWART TITLE GUARANTY COMPANY, as trustee (in such capacity, the "Trustee"), whose address is __________________, for the use and benefit of JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, "Beneficiary"), whose address is 270 Park Avenue, New York, New York 10017. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

                  A. Home Interiors & Gifts, Inc. (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent, and Beneficiary, as administrative agent, are parties to that certain Credit Agreement, dated as of March __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

                  B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

                  C. The Borrower is a member of an affiliated group of companies that includes Grantor.

                  D. The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to Grantor in connection with the operation of its business.

                  E. The Borrower and Grantor are engaged in related businesses, and Grantor will derive direct or indirect benefit from the extensions of credit under the Credit Agreement.

                  F. Grantor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the "Land") and all of the buildings, improvements and structures, now or subsequently to be located on the Land (the "Improvements"; the Land and the Improvements being collectively referred to as the "Real Estate").

                  G. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that Grantor shall have executed and delivered this Deed of Trust to Beneficiary for the ratable benefit of the Secured Parties.

                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure the payment and performance of (i) in the event that Grantor is not the Borrower, all obligations and liabilities of Grantor which may arise under or in connection with the Guarantee and Collateral Agreement (including, without limitation, Section 2 thereof) or any other Loan Document to which Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Beneficiary or to any Secured Party that are required to be paid by the Grantor pursuant to the terms of this Deed of Trust or any other Loan Document), and (ii) in the event that Grantor is the Borrower, the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Grantor (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Beneficiary or any Lender (or, in the case of any Specified Swap Agreement or Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Deed of Trust, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given by any Loan Party in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Grantor pursuant to the terms of any of the foregoing agreements) (collectively, the "Obligations");

To secure the full and timely payment, performance and discharge of the Obligations secured hereby, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Trustee, in trust, WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, the Mortgaged Property described as follows, subject, however, to Permitted Exceptions:

                  (a) the Land;

                  (b) all right, title and interest Grantor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (c) all present and future right, title and interest of Grantor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue of Grantor thereof and in and to all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and other fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the "Equipment");

                  (e) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Grantor;

                  (f) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                  (g) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below); and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to Grantor for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises, subject to the provisions relating to such awards and compensation generally set forth herein and in the Credit Agreement;

                  (h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

                  (i) all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (a) through (d) are collectively referred to as the "Premises", and those described in the foregoing clauses (a) through (i) are collectively referred to as the "Mortgaged Property").

                  TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Deed of Trust is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

                  This Deed of Trust covers present and future advances and re-advances, in the aggregate amount of the Obligations secured hereby, made by the Secured Parties for the benefit of Grantor, and the lien of such future advances and re-advances shall relate back to the date of this Deed of Trust to the extent permitted by applicable law.

                              Terms and Conditions

                  Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary and the Secured Parties as follows:

         1. Defined Terms. Capitalized terms used herein (including in the "Background" and "Granting Clauses" sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable. References in this Deed of Trust to the "Default Rate" shall mean the interest rate applicable pursuant to
Section 2.14(c) of the Credit Agreement. References herein to the "Secured Parties" shall mean the collective reference to (i) Beneficiary, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender), (iii) any other holders from time to time of the Obligations, and (iv) the respective successors, indorsees, transferees and assigns of each of the foregoing.

         2. Warranty of Title. Grantor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to the rest of the Mortgaged

Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Beneficiary to insure the lien of this Deed of Trust, and any other lien or encumbrance permitted by Section 7.3 of the Credit Agreement (the "Permitted Exceptions"). Grantor shall warrant, defend and preserve such title and the lien of this Deed of Trust against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Grantor represents and warrants that it has the right to mortgage the Mortgaged Property. To Grantor's knowledge, all of the buildings that constitute the Grantor's [sales/distribution/manufacturing center] located at the address commonly known as [street address, city, state] lie within the boundaries of the Land, except where failure to do so would not individually, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         3. Payment of Obligations. Grantor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

         4. Requirements. (a) Grantor shall promptly comply with all covenants, restrictions and conditions now or later of record which are applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  1. From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission allow an illegal subdivision of the Land or Improvements or to prohibit the Land and Improvements from being conveyed as one zoning or tax lot (unless the Land and Improvements constitute more than one zoning or tax lot on the date hereof). Grantor represents that the Premises are not part of a larger tract of land owned by Grantor or its affiliates or otherwise considered as part of a greater zoning or tax lot. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

         5. Payment of Taxes and Other Impositions. (a) On or before the date due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Grantor shall pay and discharge all taxes, charges and assessments of every kind and nature on the Mortgage Property, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the "Impositions"), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Beneficiary, Grantor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of any such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition),

Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

         (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Beneficiary together with interest at the Default Rate as set forth above.

         6. Insurance.(a) Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties, and (ii) insuring Mortgagor, the Mortgagee and the other Secured Parties against liability for bodily injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be required by terms of the Credit Agreement.

         (b) Mortgagor promptly shall comply with and conform to, in all material respects, (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage or the Credit Agreement.

         2. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

         7. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions, Grantor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.

         8. Due on Sale and Other Transfer Restrictions. Except as permitted under the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

         9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner and to the extent specified in the Credit Agreement.

         10. Leases. Except as permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge or any Lease relating to all or any portion of the Mortgaged

Property other than in favor of Mortgagee or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

         11. Further Assurances. To further assure Beneficiary's rights under this Deed of Trust, Grantor agrees promptly upon demand of Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary by this Deed of Trust.

         12. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

         13. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise as permitted by applicable law, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                  (i) Beneficiary may direct that Trustee exercise the POWER OF SALE granted herein, and the Trustee shall thereafter cause Grantor's interest in the Premises to be sold and the proceeds to be distributed, all in the manner provided in the Nebraska Trust Deeds Act. If Beneficiary elects to exercise its power of sale with respect to the Real Estate and Equipment, or any part thereof, Trustee shall record a notice of default in each county in which any part of such Real Estate and Equipment is located in the form prescribed by applicable law and shall mail copies of such notice in the manner prescribed by applicable law. After the time required by applicable law, Trustee shall give public notice of the sale to the persons and in the manner prescribed by applicable law. Trustee, without demand on Grantor, shall sell such Real Estate and Equipment at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines. Trustee may postpone sale of all or any parcel of the Trust Property in accordance with the provisions of applicable law. Trustee, Beneficiary, or their designee, may purchase at any such sale. Upon receipt of the price bid, Trustee shall deliver to the purchaser a Trustee's deed conveying the Real Estate and Equipment that are sold. The recitals in the deed of compliance with applicable law shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice;

                  (ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, or (C) sell all or part of the Mortgaged Property (Grantor expressly granting to Beneficiary the power of sale). Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements; and

                  (iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Mortgaged Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                  (iv) In addition to the rights and powers of sale granted under the preceding provisions of this subsection (a), if default is made in the payment of any installment of the Obligations and is not cured within applicable cure periods, Beneficiary may, at Beneficiary's option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligations to be due and payable, orally or in writing direct Trustee to enforce this Deed of Trust and to sell the Mortgaged Property subject to such unmatured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Obligations, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Obligations may be made hereunder whenever there is an Event of Default in the payment of any installment of the Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Obligations.

                  (v) After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Obligations, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

         (b) In case of a foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

         (c) In the event of any Event of Default due to the breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary shall be entitled to enjoin such Event of Default and obtain specific performance of the covenant, agreement, term or condition at issue and Beneficiary shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

         (d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Beneficiary shall be held by Beneficiary for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in accordance with Section 6.5 of the Guarantee and Collateral
Agreement:

         14. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Deed of Trust, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

         15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Grantor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

         16. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

         (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

         (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Obligations or to foreclose the lien of this Deed of Trust.

         (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

         17. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a "security agreement" within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located, and Grantor hereby grants to Beneficiary a security interest in all the Mortgaged Property that is personal property under the Code. If an Event of Default shall occur and be continuing under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Beneficiary's request,

Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

         (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all or part of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-334 and 9-502 of the Code; (iii) Grantor is the record owner of the Land; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

         18. Assignment of Rents. Grantor hereby assigns to Trustee, for the benefit of the Beneficiary, the Rents as further security for the payment of and performance of the Obligations, and Grantor grants to Trustee and Beneficiary, upon the occurrence and during the continuance of an Event of Default, the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Beneficiary and Trustee hereby waive the right to enter the Mortgaged Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of such part of the Mortgaged Property or of any such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

         19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall Grantor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

         20. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.2 of the Credit Agreement to Grantor and to Beneficiary as specified therein. Grantor requests that copies of any notice of default and any notice of sale be sent to Grantor's address hereinabove indicated.

         21. No Oral Modification. This Deed of Trust may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 10.1 of the Credit Agreement. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

         22. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of any Loan Document, the obligations of Grantor and of any other obligor under any Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

         23. Grantor's Waiver of Rights. (a) To the extent permitted by applicable law, Grantor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Grantor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Grantor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Grantor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Beneficiary, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

         (b) To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the foreclosure rights, power of sale, or other rights hereby created.

         (c) Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to any provision of law pertaining to the rights and remedies of guarantors or sureties. If any law referred to in this Section and now in force, of which Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

         (d) The Grantor hereby waives appraisement, or does not waive appraisement, at the option of the Beneficiary, to be exercised at any time prior to or at entry of judgment in any action to foreclose this Deed of Trust. The Grantor expressly agrees that the Trustee may offer the Mortgaged Property as a whole or in such parcels or lots as the Beneficiary, in its sole discretion elects, regardless of the manner in which the Mortgaged Property may be described. Furthermore, in the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial foreclosure sale, the Grantor agrees as follows: to the extent permitted by law, the Grantor agrees that Beneficiary or Trustee, as the case may be, shall be entitled to seek a deficiency judgment from the Grantor and any other party obligated in respect of the Obligations equal to the difference between the amount of the Obligations and the amount for which the Mortgaged Property was sold pursuant to judicial foreclosure sale. In the event that the Mortgaged Property shall be sold by the Trustee pursuant to the Power of Sale herein contained, the right to a deficiency shall be subject to the limitations imposed by Neb.Rev. Stat. Section 76-1013 which requires that such action be commenced within three months after any sale of the Mortgaged Property and limits judgment on such deficiency to that amount by which the amount of the indebtedness with interest and the costs and expenses of sale, including trustee's fees, exceeds the fair market value of the Mortgaged Property sold as of the date of sale. The Grantor further recognizes and agrees that there shall be an irrebuttable presumption that the sale price at which the Mortgaged Property was sold by the Trustee pursuant to the Power of Sale herein contained is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by the Grantor or any other person against whom recovery of a deficiency is sought.

         24. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary and Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Beneficiary and Trustee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sales or foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefore with respect to the collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may, to the extent permitted by law, commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Mortgaged Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to sell the Mortgaged Property in a trustee's sale, to foreclose this Deed of Trust, nor the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election and due to the extent permitted by applicable law, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

         26. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary, and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

         27. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien or deed of trust.

         28. Governing Law, etc. This Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Grantor expressly acknowledges that by their respective terms the other Loan Documents shall be governed and construed in accordance with the laws of the State of New

York, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

         29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any successor agent for the Lenders," the word "Trustee" shall mean "Trustee and any successor hereunder," the word "Guarantee and Collateral Agreement" shall mean "the Guarantee and Collateral Agreement, the Credit Agreement or any other guaranty or evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

         30. Last Dollars Secured; Priority. This Deed of Trust secures only a portion of the indebtedness owing or which may become owing by Grantor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Deed of Trust shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Obligations outstanding.

         31. Enforceability; Usury. In no event shall any provision of this Deed of Trust, the Guarantee and Collateral Agreement, or any other instrument evidencing or securing the Obligations ever obligate Grantor to pay or allow Beneficiary to collect interest on the Notes or any other indebtedness secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate Grantor to pay any fees, taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Notes or any other note or obligation secured hereby, would be held to constitute the payment by Grantor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

             Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Obligations shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this instrument, the Credit Agreement or the Guarantee and Collateral Agreement, any funds are applied to the payment of any part of the principal amount of the Obligations prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Obligations remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Obligations, then Beneficiary shall refund to Grantor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, the Guarantee and Collateral Agreement or in any of the written evidences of the indebtedness guaranteed by the Guarantee and Collateral Agreement, Grantor shall never be required to pay any unearned interest on the Obligations or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

         32. Homestead. Grantor represents and covenants that the Mortgaged Property forms no part any property owned, used or claimed by Grantor as a business or residential homestead, or as exempt from forced sale under the laws of the State of Nebraska, and disclaims and renounces all and every such claim thereto.

         33. Substitute Trustee. In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Beneficiary or Required Lenders for any other reason (which reason need not be stated), a substitute trustee may be named, constituted and appointed by Beneficiary or the Required Lenders, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the substitute trustee the title, powers and duties herein conferred on the Trustee originally named herein, and the conveyance of the substitute trustee to the purchaser(s) at any sale of the Mortgaged Property of any part thereof shall be equally valid and effective. The right to appoint a substitute trustee shall exist as often and whenever from any of said causes, the Trustee, original or substitute, resigns or cannot, will not or does not act, or Beneficiary or the holder(s) of a majority of the Indebtedness desires to appoint a new Trustee. No bond shall ever be required of the Trustee, original or substitute. The recitals in any conveyance made by the Trustee, original or substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the Required Lenders to the Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee, original or substitute, or as to the inability, refusal or failure of the Trustee, original or substitute, to act, or as to the election of Beneficiary or the holder(s) of a majority of the Indebtedness to appoint a new Trustee, or as to appointment of a substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or substitute, in person.

         34. Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust. Grantor shall indemnify Trustee against all liability and expenses that he may incur in the performance of his duties hereunder except for gross negligence or willful misconduct.

         35. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.


         36. Release. Upon the Disposition of all or any portion of the Mortgaged Property pursuant to the provisions of Section 10.14 of the Credit Agreement, the lien of this Deed of Trust shall be released from the applicable portion of the Mortgaged Property. Beneficiary shall execute any documents reasonably requested by Grantor to accomplish any release contemplated by this Section and Grantor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Beneficiary in connection with the preparation and execution of such documents.

This Deed of Trust has been duly executed by Grantor as of the date first above written.

                                      [_________________________]


                                      By:______________________
                                         Name:
                                         Title:

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                             (Within New York State)

State of New York )
County of New York) ss.:

         On the ____ day of _________ in the year 2004 before me, the undersigned, personally appeared __________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual(s), [or the person upon behalf of which the individual(s) acted], executed the instrument.



--------------------------------
NOTARY PUBLIC

                                   Schedule A

                             Description of the Land

                                                                       EXHIBIT E
                                                         to the Credit Agreement

                        FORM OF ASSIGNMENT AND ASSUMPTION

                  Reference is made to the Credit Agreement, dated as of March ___, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent for the Lenders thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligation pursuant to Section 2.19
(d) of the Credit Agreement.

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be duly executed and delivered by their proper and duly authorized officers as of this __ th day of ________.

                                       [ASSIGNOR]

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       [ASSIGNEE]

                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



[REQUIRED CONSENTS:

HOME INTERIORS & GIFTS, INC.

By:
   ------------------------------
Name:
Title:


JPMORGAN CHASE BANK, as
Administrative Agent and as a Lender

By:
   ------------------------------
Name:
Title: ]

                                   SCHEDULE 1


         TO ASSIGNMENT AND ASSUMPTION with respect to the Credit Agreement, dated as of March ___, 2004, among HOME INTERIORS & GIFTS, INC., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders thereunder

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________


                                    Principal Amount
  Credit Facility Assigned              Assigned            Commitment Percentage Assigned

                                    $                                           %
                                    -----                              ---------

Accepted for Recordation in the Register:

JPMORGAN CHASE BANK, as
Administrative Agent

By:
   -----------------------------
Title:

                                                                     EXHIBIT F-1
                                                         to the Credit Agreement

              FORM OF LEGAL OPINIONS OF WEIL, GOTSHAL & MANGES LLP

                                 [See Attached]

                                [WGM Letterhead]

March 31, 2004

JPMorgan Chase Bank, as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and each of the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

                  We have acted as special counsel to Home Interiors & Gifts, Inc., a Texas corporation ("Borrower"), Domistyle, Inc., a Texas corporation ("Domistyle"), Homco, Inc., a Texas corporation ("Homco", and together with Borrower and Domistyle, the "Texas Corporations"), Laredo Candle Company, L.P., a Texas limited partnership ("Laredo"), Spring Valley Scents, Inc., a Delaware corporation ("Spring Valley"), DWC GP, Inc., a Delaware corporation ("DWC GP"), EM Boehm, Inc., a Delaware corporation ("EM Boehm"), HIG Investments, Inc., a Delaware corporation ("HIG Investments"), Home Interiors de Puerto Rico, Inc., a Delaware corporation and formerly known as Homco Puerto Rico, Inc. ("HIPR", and together with Spring Valley, DWC GP, EM Boehm and HIG Investments, the "Delaware Corporations"), Dallas Woodcraft Company, LP, a Delaware limited partnership ("Woodcraft", and together with the Texas Corporations, Laredo and the Delaware Corporations, each an "Opinion Party", and collectively, the "Opinion Parties"), and GIA, Inc., a Nebraska corporation ("GIA" and together with the Opinion Parties, each a "Credit Party", and collectively, the "Credit Parties"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by that certain Credit Agreement, dated as of March 31, 2004 (the "Credit Agreement"), among Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the

"Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent, and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Credit Agreement.

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents (each dated as of even date herewith): (a) (i) the Credit Agreement and (ii) the Guarantee and Collateral Agreement (the items listed in (a)(i) and (a)(ii) are, collectively, the "Loan Documents"); (b) the UCC-1 Financing Statements attached hereto as Schedule 1-A (the "Delaware Financing Statements") and as Schedule 1-B (the "Texas Financing Statements"); (c) the Mortgages set forth on Schedule 2 attached hereto (together with the Loan Documents, collectively, the "Transaction Documents"); and (d) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and officers and representatives of the Credit Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Transaction Documents. We have also assumed (i) the valid existence and good standing of GIA under the laws of the State of Nebraska, (ii) that GIA has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, (iii) that GIA has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and (iv) the due authorization, execution and delivery by GIA of the Transaction Documents to which it is a party. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Transaction Documents.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. Each Texas Corporation is a corporation validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Laredo is a limited partnership validly existing under the laws of the State of Texas and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  2. Each Delaware Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Woodcraft is a limited partnership validly existing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  3. Each of the Opinion Parties has all requisite corporate or limited partnership power and authority, as the case may be, to execute and deliver the Transaction Documents to which it is a party, and to perform its respective obligations thereunder. The execution, delivery and performance by each of the Opinion Parties of the Transaction Documents to which it is a party and the consummation by each such Opinion Party of the transactions contemplated thereby have been duly authorized by all necessary corporate or limited partnership action, as applicable, on the part of each such Opinion Party. The Transaction Documents to which each Opinion Party is a party have been duly and validly executed and delivered by each such Opinion Party. Assuming the due authorization, execution and delivery thereof by the parties thereto (other than the Opinion Parties), the Loan Documents to which each Credit Party is a party constitute the legal, valid and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (B) certain remedial provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of such Loan Documents and such Loan Documents contain adequate provisions for the practical realization of the rights and benefits afforded thereby, and (C) no opinion is expressed with respect to any set-off provisions in any of the Loan Documents. No opinion is expressed in this paragraph as to the attachment, perfection or priority of any liens granted pursuant to the Guarantee and Collateral Agreement and the Mortgages.

                  4. The execution and delivery by each Credit Party of the Transaction Documents to which such Credit Party is a party and the performance by such Credit Party of its respective obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of such Credit Party's certificate or articles of incorporation, as applicable, or bylaws, or certificate of limited partnership or limited partnership agreement, as applicable, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument described on Schedule 3 hereto, (iii) any New York, Texas, Delaware corporate or limited partnership, or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority, binding on any Credit Party of which we are aware.

                  5. No consent, approval, waiver, license or authorization or other action by or filing with, any New York, Texas, Delaware corporate or limited partnership, or federal governmental authority is required in connection with the execution and delivery by any Credit Party of the Transaction Documents to which it is a party, or the consummation by each Credit Party of the transactions contemplated thereby, except for (i) those already obtained, (ii) filings in connection with perfecting security interests, (iii) immaterial consents, and (iv) those required by federal and state securities or blue sky laws, in each case, as to which we express no opinion.

                  6. No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any of the Credit Parties that relates to any of the transactions contemplated by the Transaction Documents.

                  8. The making of the extensions of credit under the Credit Agreement does not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System under the Securities Exchange Act of 1934, as amended.

                  9. (a) The execution and delivery of the Guarantee and Collateral Agreement by each of the Credit Parties creates a valid security interest in the Collateral (as such term is defined in the Guarantee and Collateral Agreement) of such Credit Party, as security for the Grantor Obligations (as defined in the Guarantee and Collateral Agreement) of such Credit Party. Assuming the filing of the Delaware Financing Statements with the Secretary of State of Delaware and the filing of the Texas Financing Statements with the Secretary of State of Texas, as applicable, such security interest is perfected to the extent a security interest in such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware (the "DE UCC") and the State of Texas (the "Texas UCC"), respectively.

                         (b) Assuming (i) delivery to and continued possession
in New York by the Administrative Agent of all certificates that represent the Pledged Stock (as defined in the Guarantee and Collateral Agreement), together with stock powers properly executed in blank with respect thereto, and (ii) that the Administrative Agent and the Lenders were without notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code in effect in the State of New York (the "NY UCC" and, together with the DE UCC and the TX UCC, the "UCC") with respect to the Pledged Stock, the security interest created in such Pledged Stock by the Guarantee and Collateral Agreement is perfected and is free of any adverse claim.



                  The opinions set forth in subparagraph (a) and (b) of this paragraph 9 are subject to the following exceptions:

                  (A) that with respect to rights in the Collateral (as defined in the Guarantee and Collateral Agreement) of any Credit Party, we express no opinion, and have assumed that such Credit Party has rights in the Collateral;

                  (B) that with respect to any Collateral as to which the perfection of a lien or security interest is governed by the laws of any jurisdiction other than the State of New York, the State of Delaware or the State of Texas, we express no opinion; and

                  (C) that with respect to any Collateral which is or may become fixtures (as defined in Section 9-102(a)(41) of the UCC) or a commercial tort claim (as defined in Section 9-102(a)(13) of the UCC), we express no opinion.

                  The opinion set forth in subparagraph (b) of this paragraph 9 is also subject to the following exceptions:

                  (D) that with respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974 which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Guarantee and Collateral Agreement or as to whether such liens may be adverse claims;

                  (E) that with respect to any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Guarantee and Collateral Agreement or as to whether such liens may be adverse claims.

                  In addition, the opinions in this paragraph 9 are subject to
(i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-318 and 9-320 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-312 and 9-331 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by such Credit Party under the Bankruptcy Code.

                  We further assume that all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of any Credit Party, (ii) in the event of a change in the location of any Credit Party and (iii) to continue to maintain the effectiveness of the original filings.

                  The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of Texas, the corporate and limited partnership laws of the State of Delaware and Article 9 of the DE UCC, and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit, and for the benefit of your permitted assignees, in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that copies of this opinion letter may be furnished to your independent auditors, legal counsel and appropriate bank regulatory authorities.

                                                Very truly yours,

                                  Schedule 1-A
                          Delaware Financing Statements
                                  See attached.

                                  Schedule 1-B
                           Texas Financing Statements
                                  See attached.

                                   Schedule 2
                                    Mortgages

Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of the date hereof, by Laredo Candle Company, L.P., as Grantor, to Stewart Title Guaranty Company, as Trustee for benefit of JPMorgan Chase Bank, as Administrative Agent, as Beneficiary, covering certain real property owned by Grantor located in Webb County, Texas

Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of the date hereof, by Dallas Woodcraft Company, LP, as Grantor, to Stewart Title Guaranty Company, as Trustee for benefit of JPMorgan Chase Bank, as Administrative Agent, as Beneficiary, covering certain real property owned by Grantor located in Dallas County, Texas

Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of the date hereof, by Home Interiors & Gifts, Inc. and Homco, Inc., as Grantors, to Stewart Title Guaranty Company, as Trustee for benefit of JPMorgan Chase Bank, as Administrative Agent, as Beneficiary, covering certain real property owned by Grantor located in Denton County, Texas

Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of the date hereof, by GIA, Inc., as Grantor, to Stewart Title Guaranty Company, as Trustee for benefit of JPMorgan Chase Bank, as Administrative Agent, as Beneficiary, covering certain real property owned by Grantor located in Hall County, Nebraska

                                   Schedule 3
                               Material Agreements

1. Indenture, dated as of June 4, 1998, among the Company, as issuer, the Guarantors named therein and United States Trust Company of New York, as amended by that certain First Supplemental Indenture dated as of July 3, 2000 among Home Interiors & Gifts, Inc., Laredo Candle Company, L.L.P. and United States Trust Company of New York, as further amended by that certain Second Supplemental Indenture dated as of December 31, 2002, among Home Interiors & Gifts, Inc. , Brenda Buell & Associates, Inc. and The Bank of New York, as successor in interest to the corporate trust business of United States Trust Company of New York, as Successor Trustee, and as further amended by that certain Third Supplemental Indenture dated as of March 14, 2003 among Home Interiors & Gifts, Inc., EM Boehm, Inc. and The Bank of New York, as successor in interest to the corporate trust business of United States Trust Company of New York, as Successor Trustee.

2. Financial Advisory Agreement, dated June 4, 1998, between the Company, Dallas Woodcraft, Inc., GIA, Inc., Homco, Inc., Homco Puerto Rico, Inc., Spring Valley Scents, Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse & Co. Partners, L.P., as amended by that certain First Amendment to Financial Advisory Agreement dated as of March 30, 2001, between the Company, Dallas Woodcraft, Inc, GIA, Inc., Homco, Inc., Homco Puerto Rico, Inc., Spring Valley Scents, Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse & Co. Partners, L.P.

3. Monitoring and Oversight Agreement, dated June 4, 1998 between the Company, Dallas Woodcraft, Inc., GIA, Inc., Homco, Inc., Homco Puerto Rico, Inc., Spring Valley Scents, Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse & Co. Partners, L.P., as amended by that certain First Amendment to Monitoring and Oversight Agreement dated as of March 30, 2001, between the Company, Dallas Woodcraft, Inc, GIA, Inc., Homco, Inc., Homco Puerto Rico, Inc., Spring Valley Scents, Inc., Homco de Mexico, S.A. de C.V., and Hicks, Muse & Co. Partners, L.P.

4. Shareholders Agreement, as of June 4, 1998 among Home Interiors & Gifts, Inc., Adkins Family Partnership, LTD., M. Douglas Adkins, Estate of Fern Ardinger, Ardinger Family Partnership, LTD., Donald J. Carter, Jr., Linda J. Carter, Ronald Lee Carter, Donald J. Carter, William J. Hendrix, as Independent Special Trustee of the Carter 1997 Charitable Remainder Unit Trust, Howard L. Hammond and Barbara J. Hammond, Trustees of the Hammond Family Trust and Christina Carter Urschel

5. Granite Tower at the Centre Office Lease dated August 17, 1999, between 520 Partners, Ltd. and Home Interiors & Gifts, Inc.

6. Industrial Lease dated August 10, 2000 between Parker Metropolitan, L.P. and Home Interiors & Gifts, Inc. (for building and facilities located in Coppell, Texas)

7. Master Lease Agreement dated as of December 30, 1999 between Bank One Leasing Corporation and Home Interiors & Gifts, Inc., as amended by Lease Schedule No. 1000101377, dated May 5, 2000, between Home Interiors & Gifts, Inc. and Banc One Leasing Corporation.

8. Commercial lease dated May 21, 2002, between H.T. Ardinger & Son, Co. and Home Interiors & Gifts, Inc. (for building and facilities located in Carrollton, Texas).

9. Multi-Tenant Industrial Net Lease dated July 29, 2002, between CalWest Industrial Holdings Texas, L.P. and Home Interiors & Gifts, Inc.

10. Industrial real estate lease dated September 13, 2002 between Argent Frankford, L.P. and Home Interiors & Gifts, Inc.

11. Commercial lease dated August 15, 2002 between H.T. Ardinger & Son, Co. and Home Interiors & Gifts, Inc. (for building and facilities located in Carrollton, Texas.)

12. Stock Purchase Agreement dated December 31, 2002 among Brenda Buell & Associates, Inc., Brenda Buell, and Home Interiors & Gifts, Inc.

13. Asset Purchase Agreement dated March 5, 2003 among Edward Marshall Boehm, Inc., Douglas Lorie, Inc., Helen F. Boehm and EM Boehm, Inc.

                                                                     EXHIBIT F-2
                                                         to the Credit Agreement

      FORM OF LEGAL OPINIONS FROM COUNSEL TO BORROWER IN TEXAS AND NEBRASKA

                                 [See Attached]

                                [WGM LETTERHEAD]

March 31, 2004


The Administrative Agent and each of the Lenders party to the Credit Agreement referred to below


Ladies and Gentlemen:

                  We have acted as special counsel to Dallas Woodcraft Company, LP, a Delaware limited partnership (the "Partnership"), in connection with the execution and delivery of the Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing (the "Deed of Trust") by the Partnership, pursuant to the terms of that certain Credit Agreement dated as of March 31, 2004 (the "Credit Agreement"), by and among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the Lenders party thereto from time to time, Bear Stearns Corporate Lending Inc., and JPMorgan Chase Bank, as administrative agent (the "Administrative Agent" or "Beneficiary"). This opinion is being delivered to you pursuant to Section 5.1(j)(iii) of the Credit Agreement. Capitalized terms defined in the Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction (each dated as of March 31, 2004, unless otherwise specified), of (a)(i) the Credit Agreement, (ii) the Deed of Trust, and (iii) the Guarantee and Collateral Agreement, by and among the Partnership, the Borrower and other parties thereto in favor of the Administrative Agent (the items listed in (a)(i) through (a)(iii) are, collectively, the "Credit Documents") and (b) such partnership records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Partnership and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Partnership and upon the factual representations and warranties of the Partnership contained in the Credit Documents. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Credit Agreement.

                  In rendering the opinions expressed herein we have also assumed and relied upon, without independent investigation, the following:

                  (i) no fraud exists with respect to the transactions or matters which are the subject of the opinions herein;

                  (ii) the proper filing, recording or indexing, as appropriate, of the Deed of Trust in the County Clerk's Office of Dallas County, Texas (the "Real Estate Filing Office") and the payment of all filing and recording fees, taxes and similar charges relating to such filing and recording;

                  (iii) the Partnership has all right, title and interest in and to all real property, real property interests, real property rights, fixtures, goods which are fixtures, personal property, and all other collateral which is purported to be encumbered or pledged by the Deed of Trust (the "Property") and the description of the Property set forth in the Deed of Trust is correct, complete and adequate;

                  (iv) the Lenders have made the loan pursuant to the Credit Agreement;

                  (v) all exhibits and schedules will be properly attached to the Deed of Trust prior to execution, filing and/or recording and with respect to any legal description will correctly describe the real estate intended to be affected thereby;

                  (vi) other than the Credit Agreement, there are no documents, agreements, understandings or negotiations between the parties to the Deed of Trust which would expand, modify or otherwise affect the respective rights and obligations of the parties set forth in the Deed of Trust and the Deed of Trust correctly and completely sets forth the intent of all parties thereto; and

                  (vii) the Credit Documents (excluding the Deed of Trust) are valid, binding and enforceable against each of the parties thereto, and the Deed of Trust is valid, binding and enforceable against each of the parties thereto other than the Partnership.

                  In so acting, we have made no independent investigation as to the accuracy or completeness of any statements, recitals, representations or other information contained in the Credit Documents in connection with the rendering of this opinion. Our review has been limited to the Credit Documents, and we have made no independent review of the records or personnel of the Partnership or any Lender or any other person or entity other than as set forth in this opinion. We have also assumed that the final executed and delivered Deed of Trust will be identical to the document submitted to us for examination (subject to the dating thereof, the attachment of all exhibits and schedules thereto and the proper execution and notarization thereof).

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  10. The Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business.

                  11. The execution and delivery by the Partnership of the Deed of Trust and the performance by the Partnership of its obligations thereunder will not conflict with, constitute a default under or violate any State of Texas law or regulation applicable to the Partnership (other than state securities or blue sky laws, as to which we express no opinion).

                  12. The Deed of Trust is in proper form for recording and upon due recordation of the Deed of Trust in the Real Estate Filing Office and the payment of the appropriate filing and recording fees, the Deed of Trust will have been duly recorded and filed in such manner and in all such places as are required by the laws of Texas in order to constitute, as security for the Obligations (as defined in the Deed of Trust), a valid deed of trust lien of record and security interest in favor of Trustee for the benefit of Beneficiary, on all of the Partnership's right, title and interest in the real estate and fixtures covered by the Deed of Trust. No further recording or filing or other action is necessary for such purpose, except that, in the event any indebtedness or other obligation secured by the Deed of Trust has not been paid before the expiration of four (4) years from and after the date the indebtedness or other obligation secured thereby becomes due as provided for therein or in the instruments evidencing the indebtedness or other obligation secured thereby (whichever is earlier), an extension agreement with respect to the Deed of Trust, providing for the renewal or extension of such indebtedness or other obligations, must be entered into and filed and recorded in the same records of each office in which the Deed of Trust has been filed and recorded prior to the expiration of such four (4) year period.

                  13. Pursuant to Article 8.01(B)(7), (8) and (12) of the Texas Business Corporation Act, a foreign corporation shall not be considered to be transacting business in the State of Texas for purposes of determining whether such corporation shall be required to procure a certificate of authority to do so, solely by reason that as a lender it creates or acquires indebtedness or mortgages or other security interests in real or personal property in the State of Texas or that it secures or collects debts due to it or enforces any rights in property securing the same, or it acquires in transactions outside of the State of Texas debts secured by mortgages or liens on real or personal property in the State of Texas, collects or adjusts principal and interest payments thereon, enforces or adjusts any rights and property securing such debts, takes any actions necessary to preserve and protect the interest of the mortgagee in such security, or any combination of such transactions.

                  14. The execution and delivery of the Guarantee and Collateral Agreement and the Deed of Trust create a valid security interest in collateral described in the Granting Clauses of the Deed of Trust which is or may become fixtures (as defined in Section 9.102(a)(41) of the TX UCC) (the "Fixtures Collateral"), as security for the Obligations (as defined in the Deed of Trust). Assuming the filing of the Deed of Trust in the Real Estate Filing Office, such security interest is perfected, to the extent a security interest in the Fixtures Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Texas (the "TX UCC").

                  The opinion in paragraph 5 is subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of
Section 9.315 of the TX UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Section 9.320 of the TX UCC; (iii) the limitations with respect to goods in possession of a bailee imposed by Section 9.312 of the TX UCC; and (iv) the provisions of Section 9.203 of the TX UCC relating to the time of attachment.

                  We further assume that all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or partnership structure of the Partnership, (ii) in the event of a change in the location of the Partnership and (iii) to continue to maintain the effectiveness of the original filing.

                  6. Assuming (without deciding or opining) that the Beneficiary is a resident of the State of New York, we know of no basis upon which a Texas court or a federal court applying Texas law would fail to apply New York law (without regard to the conflict of law rules) to govern the Credit Documents (other than as to enforcement of the Deed of Trust against the Real Estate), in accordance with Tex. Bus. & Com. Code Ann. Section 35.51 (Vernon Supp. 1993).

                  Our opinion expressed in this paragraph 6 is subject to the following qualifications and limitations:

                  (i) We express no opinion as to whether a Texas court or a federal court applying Texas law would honor the provisions of Section 28 of the Deed of Trust or Section 10.11 of the Credit Agreement; and

                  (ii) We have not independently verified that the Beneficiary is a resident of the State of New York and our reliance on such assumed fact should not be construed as a representation of the truth or accuracy of such assumed fact.

                  7. No mortgage, mortgage recording, stamp, intangible or other similar tax (other than nominal filing and recording fees) is required to be paid under the laws of the State of

Texas or any political subdivision thereof to record the Deed of Trust in the Real Estate Filing Office or for the Partnership to execute the Deed of Trust.

                  8. To the extent the Deed of Trust is governed by Texas law, the Deed of Trust (assuming the due authorization, execution and delivery thereof by the parties thereto) constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)and except to the extent that certain of the remedial, indemnification, waiver and other provisions of the Credit Documents are or may be subject to the applicable law, rules, regulations, court decisions and constitutional requirements of the United States of America and the State of Texas which may make such provisions unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Deed of Trust, and the Deed of Trust contains adequate provisions for the practical realization of rights and benefits afforded thereby, except for the economic consequences of any judicial, administrative or other procedural delay which may be imposed by, relate to, or result from such laws, rules, regulations, decisions or constitutional requirements (however, we express no opinion as to the enforceability or effect of usury savings clauses contained in the Deed of Trust or the Credit Agreement, if any).

                  9. Under the law of the State of Texas, except for rights of an obligor on the indebtedness secured by the Deed of Trust to obtain credit against the deficiency equal to the difference between the fair market value of the collateral and the amount bid at foreclosure pursuant to Sections 51.003, 51.004 or 51.005 of the Texas Property Code, the commencement and continuance of the exercise (or attempted exercise) of the rights and remedies of Agent with respect to other collateral either within or without the State of Texas will not impair or delay the exercise by Beneficiary of its rights under the Deed of Trust. Notwithstanding the foregoing, we express no opinions as to the effect of New York law or the law of any state other than the State of Texas (including, without limitation, any anti-deficiency law or one-action rule under the laws of any state other than the State of Texas) on the rights and remedies of Beneficiary as a result of the exercise of any judicial or non-judicial remedies with respect to any collateral (whether such collateral is located inside or outside the State of Texas) or as a result of any action to recover the indebtedness secured by the Deed of Trust.

                  10. Upon filing and recording of the Deed of Trust in the Real Estate Filing Office, the priority of the liens created by the Deed of Trust in the Property constituting real estate and fixtures will not become subordinated to, or otherwise be impaired by, any future liens (which are not currently filed or of which you do not currently have knowledge) encumbering the Property by virtue of the fact the Deed of Trust secures revolving future advances under the Credit Agreement pursuant to the express terms of the Credit Agreement, or that a portion of the indebtedness secured by the Deed of Trust may from time to time be advanced after the date hereof in accordance with the express terms of the revolving future advance provisions of the Credit Agreement, or that a portion of the obligations (but not the entirety of the obligations) may be prepaid, or that the total outstanding amount of the Obligations may be reduced;

provided, however, that no opinion is given with respect to future amendments to the Credit Agreement.

                  All of the opinions expressed herein are subject in all respects to the following further qualifications, exceptions, limitations and exclusions:

         The effect of: the rights of the United States under the Federal Tax Lien Act of 1966, as amended;

         We express no opinion with respect to (i) the priority or rank of the liens or security interests intended to be created or perfected by the Deed of Trust, or (ii) any provision of the Credit Documents that asserts or purports to establish any such priority (including but not limited to the validity or priority of any lien or other security interest in after-acquired property of any nature whatsoever); with respect to which, we understand, you are relying upon such investigations, searches and documentation as you have determined are necessary;

         Except as expressly stated in paragraph 7 hereof, we express no opinion with respect to any stamp, transfer, mortgage, income, franchise, sales, use, withholding, business license or other tax that may result from the transactions contemplated by the Credit Documents, the performance of the obligations described therein or the Beneficiary's exercise of rights and remedies under the Credit Documents;

         We express no opinion with respect to whether the courts of a state other than the State of Texas or a federal court located in a state other than the State of Texas will enforce the choice of law provisions contained in the Credit Documents, nor whether such state or federal courts would interpret the law of the State of Texas in accordance with the law and the case law of the courts of the State of Texas;

         We express no opinion with regard to the enforceability of any provision in the Credit Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modified any provisions of such Credit Documents;

         Rights to indemnification and contribution under the Credit Documents may be limited by federal or state securities laws or public policy relating thereto;

         Except as expressly stated in paragraph 4 hereof, we express no opinion with regard to the statutory and regulatory requirements and restrictions (including, without limitation, the policies, procedures, guidelines and practices of any federal or state regulator with respect thereto) applicable to financial institutions or, in their capacities as such, institution-affiliated parties, or the compliance by the addressee hereof and/or the parties entitled to rely hereon or the transactions contemplated by the Credit Documents with any such financial institutions regulatory requirements or restrictions;

         We express no opinion as to the effect that any law, statute, ordinance, regulation, case law or rule in any jurisdiction other than the State of Texas and the federal laws of the United States of America will have on the ability of any party to enforce the Credit Documents;

         We express no opinion as to whether any of the real estate subject to the Deed of Trust complies with existing state, local and federal environmental, hazardous substance, land use and zoning laws, permits, approvals, ordinances, regulations and restrictions nor have we made any investigation into whether there is any action, litigation, proceeding or governmental investigation pending or threatened against or affecting any of such real estate before any court, quasi-judicial body or administrative agency relating to the validity of the actual use of any such real estate.

         We have made no special investigation or review of, and we express no opinion as to, any laws, rules or regulations pertaining to the licensing, permitting or other governmental regulation of the Partnership as it relates to the Partnership's ownership, management or operation of any of the Property.

                  The opinions herein are limited to the laws of the State of Texas, the partnership laws of the State of Delaware, and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit, and for the benefit of your successors, assignees and participants, in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                                Very truly yours,

                                                                       EXHIBIT H
                                                         to the Credit Agreement


                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Credit Agreement, dated as of March __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.19 (d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

         1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

         2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

         3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

         4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                           [NAME OF NON-U.S. LENDER]

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                      Date:
                                                           ---------------------

                                                                       EXHIBIT I
                                                         to the Credit Agreement

                          FORM OF SOLVENCY CERTIFICATE


March __, 2004

         Pursuant to Section 5.1(q) of the Credit Agreement, dated as of March ___, 2004 (the "Credit Agreement"), among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent, the undersigned chief financial officer, on behalf of the Borrower, and not individually, hereby certifies as follows:

         As of the date hereof, and after giving effect to the transaction contemplated by the Credit Agreement to occur on the date hereof, the Borrower is and will continue to be Solvent.

         The Borrower hereby acknowledges and agrees that the Agents and the Lenders are relying on the representations and warranties made herein to induce them to enter into, and make the financial accommodations contemplated by, the Credit Agreement. Terms used herein which are defined in the Credit Agreement are used as so defined.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                            HOME INTERIORS & GIFTS, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title: Chief Financial Officer

                                                                       EXHIBIT L
                                                         to the Credit Agreement

                    FORM OF INDENTURE COMPLIANCE CERTIFICATE


March ___, 2004

Pursuant to Section 5.1 (r) of the Credit Agreement, dated as of March ___, 2004 (the "Credit Agreement"), among Home Interiors & Gifts, Inc., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent, the undersigned chief financial officer, on behalf of the Borrower, and not individually, hereby certifies as follows (unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement):

1. The execution and delivery of the Credit Agreement and the other Loan Documents by the Borrower and the performance of its obligations thereunder does not violate the terms of the Existing Note Indenture and will not result in a breach of the terms thereof by the Borrower;

2. The making of Loans by any Lender under the Credit Agreement is permitted by and complies with all applicable debt incurrence baskets and financial tests and ratios contained in the provisions of the Existing Note Indenture and no specific authorization, except to the extent requested or obtained as of the date hereof, in connection with the Credit Agreement is required to be requested or obtained by the Borrower under the Existing Note Indenture; and

3. As of the date hereof, the Borrower and its Subsidiaries that are parties to the Existing Note Indenture are in full compliance in all respects with all terms and conditions of the Senior Subordinated Note Indenture.

IN WITNESS WHEREOF, the undersigned has executed this Indenture Compliance Certificate on behalf of the Borrower as of the date first set forth above.


                                            HOME INTERIORS & GIFTS, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title: Chief Financial Officer

                                                                     EXHIBIT M-1
                                                         to the Credit Agreement


               FORM OF INCREMENTAL TERM FACILITY ACTIVATION NOTICE


To:      JPMORGAN CHASE BANK,
         as Administrative Agent under the Credit Agreement referred to below

                  Reference is hereby made to the Credit Agreement, dated as of March __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HOME INTERIORS & GIFTS, INC., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  This notice is an Incremental Term Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

         1. Each Lender party hereto agrees to make an Incremental Term Loan in the amount set forth opposite such Lender's name below under the caption "Incremental Term Loan Amount."

         2.       The Incremental Term Facility closing date is ___________,
                  200__.

         3.       The Incremental Term Maturity Date is ____________, 200__.

         4.       The proposed original issue discount, if any, is _____%.

                  Each of the Lenders party hereto and the Borrower hereby agrees that (a) the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto and (b) the Applicable Margin for this Incremental Term Loan shall be _____.

                  The undersigned [Chief Financial Officer][Vice President - Finance] of the Borrower certifies, in his or her capacity as such officer and not individually, as follows:

         1. I am the duly elected, qualified and acting [Chief Financial Officer][Vice President - Finance] of the Borrower.

         2. I have reviewed and am familiar with the contents of this Incremental Term Facility Activation Notice.

         3. I have no knowledge of the existence, as of the date of this Certificate, of any Event of Default, both on the date hereof and after giving pro forma effect to any Loans made pursuant to this Incremental Term Facility Activation Notice and the application of the proceeds therefrom.

         4. Attached hereto as Attachment 1 are the computations showing that after giving pro forma effect to the making of any such Incremental Term Loans and the use of the proceeds thereof, the Consolidated Senior Leverage Ratio for the fiscal quarter most recently ended is 2.75 or less.

                  IN WITNESS WHEREOF, the undersigned have executed this Incremental Facility Activation Notice this ___ day of ______________, 200__.



                                            ------------------------------------
                                            Name:
                                            Title: [Chief Financial Officer]
                                            [Vice President-Finance]


                                            HOME INTERIORS & GIFTS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




Incremental Term Loan Amount                [NAME OF LENDER]


$

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                         Annex A



                              AMORTIZATION SCHEDULE

                                                                    Attachment 1
                                    to Increased Term Facility Activation Notice




     [Set forth Consolidated Senior Leverage Ratio Compliance Calculations]

                                                                     EXHIBIT M-2
                                                         to the Credit Agreement

                          FORM OF NEW LENDER SUPPLEMENT


                  NEW LENDER SUPPLEMENT (this "New Lender Supplement"), dated ______, 200_, to the Credit Agreement, dated as of March __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HOME INTERIORS & GIFTS, INC., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

                  WHEREAS, the Credit Agreement provides in Section 2.1(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

                  WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with Incremental Term Loans of $__________.

                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and
         (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligation pursuant to
         Section 2.19(d) of the Credit Agreement.

                  3. The address of the undersigned for notices for the purposes of the Credit Agreement is as follows:

                  [INCLUDE ADDRESS]

                  4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                            [INSERT NAME OF LENDER]


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:



Accepted this _____ day of
______________, 200_.

HOME INTERIORS & GIFTS, INC.


By
   ------------------------------
   Name:
   Title:




Accepted this ____ day of
______________, 200_.


JPMORGAN CHASE BANK,
as Administrative Agent


By
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT N
                                                         To the Credit Agreement


                    FORM OF BLOCKED ACCOUNT CONTROL AGREEMENT
                              ("Shifting Control")

                 [Being reviewed by Weil, Gotshal & Manges LLP]



         AGREEMENT dated as of __________, 200___, by and among _____________________________ ("Company"), _________________________ ("Lender")
and ________________ ("Depositary").

         The parties hereto refer to Account No. _______________ in the name of Company maintained at Depositary (the "Account") and hereby agree as follows:

         1. Company and Lender notify Depositary that by separate agreement Company has granted Lender a security interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.

         2. Prior to the Effective Time (as defined below) Depositary shall honor all withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as hereinafter defined) (collectively, "instructions") received from the Company (but not those from Lender) concerning the Account. On and after the Effective Time (and without Company's consent), Depositary shall honor all instructions received from Lender (but not those from Company) concerning the Account and Company shall have no right or ability to access or withdraw or transfer funds from the Account.

For the purposes hereof, the "Effective Time" shall be the opening of business on the second business day next succeeding the business day on which a notice purporting to be signed by Lender in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a "Shifting Control Notice"), is actually received by the individual employee of Depositary to whom the notice is required hereunder to be addressed; provided, however, that if any such notice is so received after 12:00 noon, New York City time, on any business day, the "Effective Time" shall be the opening of business on the third business day next succeeding the business day on which such receipt occurs; and, provided further, that a "business day" is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed.

Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving the Account duly commenced by Depositary or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Depositary and/or any affiliate may (at its discretion and without any obligation to do so)
(x) cease honoring Company's instructions and/or commence honoring solely Lender's instructions concerning the Account at any time or from time to time after it becomes aware that Lender has sent to it a Shifting Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause

(i) above), or (y) deem a Shifting Control Notice to be received by it for purposes of the foregoing paragraph prior to the specified individual's actual receipt if otherwise actually received by Depositary (or if such Shifting Control Notice contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as Exhibit A or does not attach an appropriate copy of this Agreement), with no liability whatsoever to Company or any other party for doing so.

         3. This Agreement supplements, rather than replaces, Depositary's deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the "Account Documentation"), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions on or after the Effective Time, Lender shall provide Depositary with such Account Documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Lender. Lender may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, Depository's decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Lender executing such Account Documentation or other documentation as Depositary may require in connection therewith).

         4. Depositary agrees not to exercise or claim any right of offset, banker's lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, (ii) reversals or cancellations of payment orders and other electronic fund transfers, (iii) Depositary's charges, fees and expenses with respect to the Account or the services provided hereunder or (iv) overdrafts in the Account.

         5. Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), instruction or request purportedly furnished to it by Company or Lender in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever;
(iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Lender (including without limitation the sending of a Shifting Control Notice), Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary's reasonable control.

         6. Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, "Covered Items") incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at Company's direction or instruction. Lender hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) on or after the Effective Time in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) at Lender's direction or instruction (including without limitation Depositary's honoring of a Shifting Control Notice) or (iii) due to any claim by Lender of an interest in the Account or the funds on deposit therein.

         7. Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days' advance written notice to the other parties hereto or (b) because of a material breach by Company or Lender of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. The provisions of paragraphs 5 and 6 above shall survive any such termination.

         8. Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary's fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account.

         9. This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed and delivered by the parties hereto; and (iii) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ALL PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THE ACCOUNT OR THIS AGREEMENT. All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[NAME OF COMPANY]                              [NAME OF LENDER]

By:                                            By:
   ------------------------------                 ------------------------------
   Name:                                          Name:
   Title:                                         Title:

Address for
               -----------------------                   -----------------------
Notices:
               -----------------------                   -----------------------

               -----------------------                   -----------------------

               -----------------------                   -----------------------
               Fax No.:                                  Fax No.:
                       ---------------                           ---------------


[NAME OF DEPOSITARY]

By:
   ------------------------------
   Name:
   Title:

Address
For Notices

                                    EXHIBIT A



                       [to be placed on Lender letterhead]


                            BLOCKED ACCOUNT AGREEMENT

                             SHIFTING CONTROL NOTICE


                                                                  ,
                                                   ---------------  ----



[Depositary Bank]
[Address]
Attention:
           -------------


         Re: Blocked Account Control Agreement dated as of ______________, 200___ (the "Agreement") by and among ______________,
                  ____________, and ____________ Bank


Ladies and Gentlemen:

This constitutes a Shifting Control Notice as referred to in paragraph 2 of the Agreement, a copy of which is attached hereto.


                                              [NAME OF LENDER]


                                              By:
                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Name

                                                  ------------------------------
                                                  Title:

                                                                  Schedule 1.1 A

                                   Commitments




             LENDER                                                REVOLVING COMMITMENT               TERM COMMITMENT
------------------------------------                               --------------------               ---------------

JPMorgan Chase Bank                                                      $21,000,000                    $163,500,000

Bear Stearns Corporate Lending Inc.                                      $14,000,000                    $109,000,000

General Electric Capital Corporation                                     $10,000,000                     $40,000,000

National City Bank                                                                $0                      $7,500,000

UPS Capital Corporation                                                   $5,000,000                              $0

                      TOTAL                                              $50,000,000                    $320,000,000


                                  SCHEDULE 1.1B
                           EXISTING LETTERS OF CREDIT

HOME INTERIORS & GIFTS, INC
LETTER OF CREDIT DETAIL
AS OF MARCH 18, 2004


LETTER OF CREDIT #     ISSUING BANK              BENEFICIARY                   ISSUE DATE    EXPIRATION DATE      AMOUNT $ USD
                                       Zurich-American Insurance
     03037557        Bank of America   Company                                    5/7/2001      12/24/2004             600,000
     03056786        Bank of America   Royal Indemnity Company                   6/13/2003      12/24/2004             507,000
     03055738        Bank of America   Royal Indemnity Company                   5/21/2003       9/30/2004           1,132,000
     03059187        Bank of America   The Travelers Indemnity Company          10/10/2003       9/30/2004           1,800,000
                                                                                                                  ------------
                                                                                                                     4,039,000
                                                                                                                  ============

                                  SCHEDULE 1.1C
                               MORTGAGED PROPERTY


   Home Interiors & Gifts, Inc.        1649 Frankford Road West, Carrollton, TX 75007


   Dallas Woodcraft Company, LP        2829 Sea Harbor Road, Dallas, TX 75212


             GIA, Inc.                 916 N. Shady Bend Road, Grand Island, NE 68801

    Laredo Candle Company, L.P.        1820 Aguila Azteca Drive, Laredo TX 78043

                                  SCHEDULE 4.4
                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

                                  SCHEDULE 4.15
                                  SUBSIDIARIES



                Name                     Jurisdiction of                 Shareholder                  Percentage of
                                           Organization                                                 Ownership
          Domistyle, Inc.                     Texas                        Borrower                        100%

            DWC GP, Inc.                     Delaware                      Borrower                        100%

           EM Boehm, Inc.                    Delaware                      Borrower                        100%

             GIA, Inc.                       Nebraska                      Borrower                        100%

       HIG Investments, Inc.                 Delaware                    DWC GP, Inc.                      100%

            Homco, Inc.                       Texas                        Borrower                        100%

Home Interiors de Puerto Rico, Inc.          Delaware                      Borrower                        100%

     Spring Valley Scents, Inc.              Delaware                      Borrower                        100%

    Laredo Candle Company, L.P.               Texas               Spring Valley Scents, Inc.              1% GP

                                                                    HIG Investments, Inc.                 99% LP

    Dallas Woodcraft Company, LP             Delaware                    DWC GP, Inc.                     1% GP

                                                                    HIG Investments, Inc.                 99% LP

 Home Interiors & Gifts of Canada,            Canada                       Borrower                        100%
                Inc.

 Home Interiors Services de Mexico            Mexico                     DWC GP, Inc.                      .2%
            S.A. de C.V.
                                                                           Borrower                       99.8%

Home Interiors de Mexico S. de R.L.           Mexico                     DWC GP, Inc.                      .2%
              de C.V.
                                                                           Borrower                       99.8%

     HI Ceramics, S.A. de C.V.                Mexico                     Homco, Inc.                      .002%

                                                                         DWC GP, Inc.                    99.998%

       HI Metals, S.A. de C.V.                Mexico                     Homco, Inc.                      .002%

                                                                         DWC GP, Inc.                    99.998%

       Hi Glass, S.A. de C.V.                 Mexico                     Homco, Inc.                      .002%

                                                                         DWC GP, Inc.                    99.998%

 Hi Trading Mexicana, S.A. de C.V.            Mexico                     Homco, Inc.                      .002%

                                                                         DWC GP, Inc.                    99.998%

                                SCHEDULE 4.19(a)
                              FILING JURISDICTIONS

A.  UCC Filings

                             Grantor                                           Jurisdiction of Organization
                -----------------------------------                            ----------------------------
                    Home Interiors & Gifts, Inc.                                         TX SOS

                           Domistyle, Inc.                                               TX SOS

                            DWC GP, Inc.                                                 DE SOS

                    Dallas Woodcraft Company, LP                                         DE SOS

                           EM Boehm, Inc.                                                DE SOS

                              GIA, Inc.                                                  NE SOS

                        HIG Investments, Inc.                                            DE SOS

                             Homco, Inc.                                                 TX SOS

                 Home Interiors de Puerto Rico, Inc.                                     DE SOS

                     Laredo Candle Company, L.P.                                         TX SOS

                     Spring Valley Scents, Inc.                                          DE SOS

B.  Other Filings

Filings in respect of the Loan Parties' federally registered Intellectual Property with the United States Patent and Trademark Office and United States Copyright Office.

                                SCHEDULE 4.19(b)
                          MORTGAGE FILING JURISDICTIONS


1.  County Clerk's Office of Dallas County, Texas

2.  County Clerk's Office of Denton County, Texas

3.  County Clerk's Office of Webb County, Texas

4.  County Clerk's Office of Hall County, Nebraska

                                 SCHEDULE 7.2(e)
                              EXISTING INDEBTEDNESS

1. Deferred payments pursuant to Asset Purchase Agreement, dated as of September 10, 2003, among Gaines & Associates, Inc., Tom Gaines, Kelly Gaines and Home Interiors & Gifts, Inc.

2. See also the attached chart on the next page.

                                                             WGM DRAFT 3/23/2004

Home Interiors & Gifts, Inc.
Debt
December 2003




                                                                              Maturity      12/31/2002                   Principal
                           Acct          Description                            Date          Balance     Borrowings     Payments
                        -------------    ----------------------------------  ----------   -------------   -----------  ------------
Total Debt - HIG

                        X.44050/47105    Capital Leases                                       5,351,442            --   (1,260,271)

                        19.44060         Boehm Capital Lease                                         --         8,021       (5,080)

                        14.44060         BBA Note Payable                                       750,145            --     (750,145)

                        X.44060/47106    BBA Note Payable                                     2,025,026            --     (662,740)

                        X016004          $200 million Sr Subordinated Notes                 149,100,000            --           --
                                                                                           ------------    ----------  -----------

                                           Total Debt                                       157,226,613         8,021   (2,678,234)
                                                                                           ============    ==========  ===========

Current Portion - HIG

                        1.44050          Capital Leases                                       1,260,271                 (1,260,271)

Boehm                   19.44060         Boehm Capital Lease                                         --         8,021       (5,080)

                        5016004          $200 million Sr Subordinated Notes                          --                         --

BBA                     14.44060         BBA Note Payable                                       750,145                   (750,145)

                        1.44060          BBA Note Payable                                       662,740                   (662,740)
                                                                                           ------------    ----------  -----------

                                           Total Debt                                         2,673,155         8,021   (2,678,234)
                                                                                           ============    ==========  ===========

Long Term Debt - HIG

                        1.47105          Capital Leases                                       4,091,172                         --

                        1.47104          $200 million Sr Subordinated Notes                 149,100,000                         --

                        1.47106          BBA Note Payable                                     1,362,287                         --
                                                                                           ------------    ----------  -----------

                                           Total Debt                                       154,553,458            --           --
                                                                                           ============    ==========  ===========


                                                               Convert
                                                              Term A to         Net           12/31/03
                           Acct           Reclassifications     Term B         Change          Balance
                        -------------     -----------------  ------------   --------------   ------------
Total Debt - HIG

                        X.44050/47105                 --               --      (1,260,271)      4,091,172

                        19.44060                      --               --           2,941           2,941

                        14.44060                      --               --        (750,145)             --

                        X.44060/47106                  0               --        (662,740)      1,362,287

                        X016004                       --               --              --     149,100,000
                                             -----------     ------------   -------------    ------------

                                                       0               --      (2,670,213)    154,556,400
                                             ===========     ============   =============    ============

Current Portion - HIG

                        1.44050                1,142,367                         (117,904)      1,142,367

Boehm                   19.44060                                                    2,941           2,941

                        5016004                                                        --              --

BBA                     14.44060                                                 (750,145)             --

                        1.44060                  674,934                           12,194         674,934
                                             -----------     ------------   -------------    ------------

                                               1,817,301               --        (852,913)      1,820,242
                                             ===========     ============   =============    ============

Long Term Debt - HIG

                        1.47105               (1,142,367)                      (1,142,367)      2,948,805

                        1.47104                                                        --     149,100,000

                        1.47106                 (674,934)                        (674,934)        687,353
                                             -----------     ------------   -------------    ------------

                                              (1,817,301)              --      (1,817,301)    152,736,157
                                             ===========     ============   =============    ============



Interest Payable - HIG                                                                      12/28/2002    11/22/2003    12/31/2003
                                            Description                           Rate       Balance        Balance       Balance
                                            ----------------------------------  --------   -----------    -----------   -----------

                           1.46004          $200 million Sr Subordinated Notes   10.125%     1,240,797      7,548,188     1,258,031

                           1.46005          Capital Lease Interest                                  --         22,266            --

                           1.46006          Commitment Fees                                         --

                           1.46007          Acc Interest-BBA                                        --         33,741            --
                                                                                           -----------     ----------   -----------
                                            Total Interest Payable                           1,240,797      9,003,693     1,258,031
                                                                                           ===========     ==========   ===========

                                            Capital Lease Interest


Total Debt - HI CONSOLIDATED                                                               157,226,613          8,021    (2,678,234)
                                                                                           ===========     ==========   ===========


Current Portion - HI CONSOLIDATED                                                            2,673,155          8,021    (2,678,234)
                                                                                           ===========     ==========   ===========


Long Term debt - HI CONSOLIDATED                                                           154,553,458             --            --
                                                                                           ===========     ==========   ===========

                                                                                                                   (1)


Interest Payable - HIG                         Var to           Var to          % Var to
                                              Prior Mo         Prior Yr         Prior Yr
                                            -------------     -----------      -----------

                           1.46004            (6,290,156)          17,234              1.4%

                           1.46005               (22,266)              --              N/A

                           1.46006                    --               --              N/A

                           1.46007               (33,741)              --              N/A
                                            ------------      -----------      -----------
                                              (6,346,163)          17,234              1.4%
                                            ============      ===========      ===========




Total Debt - HI CONSOLIDATED                           0               --       (2,670,213)      154,556,400
                                            ============      ===========      ===========     =============


Current Portion - HI CONSOLIDATED              1,817,301               --         (852,913)        1,820,242
                                            ============      ===========      ===========     =============


Long Term debt - HI CONSOLIDATED              (1,817,301)              --       (1,817,301)      152,736,157
                                            ============      ===========      ===========     =============



(1) - EM Boehm acquisition - not new borrowings

                                 SCHEDULE 7.3(f)
                                 EXISTING LIENS


See attached chart

                                 EXISTING LIENS

                                                                                       ORIGINAL FILE
     JURISDICTION                 DEBTOR                     SECURED PARTY            NUMBER AND DATE             COLLATERAL
----------------------  --------------------------   -----------------------------  --------------------- ------------------------

                                                    HOME INTERIORS & GIFTS, INC.

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-409707    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date: 01/12/00
                        4550 Spring Valley Road      Suite A3
                        Dallas, TX 75244             Columbus, OH 43240

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-418546    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date: 01/26/00
                        4055 Valley View Lane,       Suite A3
                        Suite 500                    Columbus, OH 43240             Amendment             Debtor address amended to:
                        Dallas, TX 75244-5074                                       File No. 01-619296    1649 Frankford Rd.
                                                                                    File Date: 02/15/01   West Carrollton, TX 75007

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-448108    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date:  03/07/00
                        4055 Valley View Lane,       Suite A3
                        Suite 500                    Columbus, OH 43240             Amendment             Debtor address amended to:
                        Dallas, TX 75244-5074                                       File No. 01-619295    1649 Frankford Rd.
                                                                                    File Date: 02/15/01   West Carrollton, TX 75007

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-499868    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date:  05/16/00
                        4055 Valley View Lane,       Suite A3
                        Suite 500                    Columbus, OH 43240
                        Dallas, TX 75244-5074

                        Home Interiors & Gifts,
                        Inc.
                        1649 Frankford Road West
                        Carrollton, TX 75007

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-499895    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date:  05/16/00
                        4055 Valley View Lane,       Suite A3
                        Suite 500                    Columbus, OH 43240
                        Dallas, TX 75244-5074

                        Home Interiors & Gifts,
                        Inc.
                        1649 Frankford Road West
                        Carrollton, TX 75007

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-516289    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date: 06/07/00
                        4055 Valley View Lane,       Suite A3
                        Suite 500                    Columbus, OH 43240
                        Dallas, TX 75244-5074

                        Home Interiors & Gifts,
                        Inc.
                        1649 Frankford Road West
                        Carrollton, TX 75007

    TEXAS        S/S    Home Interiors & Gifts,      Banc One Leasing Corporation   File No. 00-559789    Leased Equipment
                        Inc.                         1111 Polaris Parkway,          File Date:  08/07/00
                        4055 Valley View Lane,       Suite A3
                        Suite 500                    Columbus, OH 43240
                        Dallas, TX 75244-5074

                        Home Interiors & Gifts,
                        Inc.
                        1649 Frankford Road West
                        Carrollton, TX 75007

                                                                                        ORIGINAL FILE
     JURISDICTION                  DEBTOR                     SECURED PARTY            NUMBER AND DATE             COLLATERAL
----------------------   --------------------------   -----------------------------  --------------------- ------------------------

    TEXAS        S/S     Home Interiors & Gifts,      ISI Commercial Refrigeration   File No.              Leased Equipment
                         Inc.                         LP                             03-0002520527
                         1649 Frankford Road West     PO BOX 569060                  File Date: 09/24/02
                         Carrollton, TX 75007         Dallas, TX 75356-9060

    TEXAS        S/S     Home Interiors & Gifts,      ISI Commercial Refrigeration   File No.              Leased Equipment
                         Inc.                         LP                             03-0009376078
                         2901 Trade Center            PO BOX 569060                  File Date: 11/26/02
                         Carrollton, TX 75007         Dallas, TX 75356-9060

    TEXAS        S/S     Home Interiors & Gifts,      Wells Fargo Bank, N.A.         File No.              Master Lease Agreement
                         Inc.                         299 South Main Street          04-0055684527
                         1649 Frankford Road West     Suite 400                      File Date: 01/30/04
                         Carrollton, TX 75007         Salt Lake City, UT 84111                             Secured party amended to
                                                                                     Assignment            Pullman Bank and Trust
                                                      Assignor:                      File No.              Company
                                                      Applied Financial of Texas,    04-00564720           1000 W. 11th Street
                                                      L.P.                           File Date:            Chicago, IL 60628
                                                      6975 Union Park Center,        02/06/04
                                                      Suite 200
                                                      Midvale, UT 84047

    TEXAS        S/S     Home Interiors & Gifts,      Continental Bank               File No.              Master Lease Agreement
                         Inc.                         15 West South Temple           04-0055737223
                         1649 Frankford Road West     Suite 420                      File Date: 01/30/04
                         Carrollton, TX 75007         Salt Lake City, UT 84101

    TEXAS        S/S     Home Interiors & Gifts,      Capital Advance Leasing, Inc.  File No.              Master Lease Agreement
                         Inc.                         485 17th Street, Suite 300     04-0056818587
                         1649 Frankford Road West     Costa Mesa, CA 92627           File Date: 02/10/04
                         Carrollton, TX 75007

                                                      LAREDO CANDLE COMPANY, LP

    TEXAS        S/S     Laredo Candle Company        Ecolab, Inc.                   File No. 00-409046    Leased Equipment
                         1820 Aguila Azteca Drive     370 Wabasha N.                 File Date: 01/11/00
                         Laredo, TX 78043             St. Paul, MN 55102

                                  SCHEDULE 7.8
                              EXISTING INVESTMENTS

1. Equity Investments in Borrower's Subsidiaries as of the Closing Date.